                           RECEIVABLES TRANSFER AGREEMENT


                                    BY AND AMONG


                        ARCADIA RECEIVABLES FINANCE CORP. V,
                                     as Seller

                              ARCADIA FINANCIAL LTD.,
                            Individually and as Servicer

                        PARK AVENUE RECEIVABLES CORPORATION,

                                    as purchaser

                             THE CHASE MANHATTAN BANK,
                       as Funding Agent and Back-Up Servicer




                            Dated as of October 16, 1998


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

                                  TABLE OF CONTENTS

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                                                                                 Page
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                                      ARTICLE I
DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
SECTION 1.1  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . .2
SECTION 1.2  Other Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 1.3  Computation of Time Period. . . . . . . . . . . . . . . . . . . . . . 32

                                      ARTICLE II

AMOUNTS AND TERMS OF THE PURCHASES . . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 2.1  Facility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 2.2  Making Purchases. . . . . . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 2.3  Transfers of Interests in Contracts . . . . . . . . . . . . . . . . . 35
SECTION 2.4  Termination or Reduction of the Facility Limit. . . . . . . . . . . . 35
SECTION 2.5  Settlement Procedures . . . . . . . . . . . . . . . . . . . . . . . . 36
SECTION 2.6  Payments and Computations, Etc. . . . . . . . . . . . . . . . . . . . 38
SECTION 2.7  Yield Protection. . . . . . . . . . . . . . . . . . . . . . . . . . . 39
SECTION 2.8  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
SECTION 2.9  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 2.10 Broken Funding. . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
SECTION 2.11 Inability to Determine Eurodollar Rate. . . . . . . . . . . . . . . . 45
SECTION 2.12 Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . 46
SECTION 2.13 Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
SECTION 2.14 Collection Account. . . . . . . . . . . . . . . . . . . . . . . . . . 48

                                     ARTICLE III

CONDITIONS OF PURCHASES; OPTIONAL SALES. . . . . . . . . . . . . . . . . . . . . . 50
SECTION 3.1  Conditions Precedent to Initial Purchase. . . . . . . . . . . . . . . 50
SECTION 3.2  Conditions Precedent to All Purchases . . . . . . . . . . . . . . . . 51
SECTION 3.3  Optional Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 3.4  Optional Repurchase . . . . . . . . . . . . . . . . . . . . . . . . . 55

                                      ARTICLE IV

REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . 56


                                       i

SECTION 4.1  Representations and Warranties of the Seller. . . . . . . . . . . . . 56
SECTION 4.2  Representations and Warranties of the Servicer. . . . . . . . . . . . 61

                                      ARTICLE V

GENERAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
SECTION 5.1  Affirmative Covenants of the Seller . . . . . . . . . . . . . . . . . 64
SECTION 5.2  Reporting Requirements of the Seller. . . . . . . . . . . . . . . . . 68
SECTION 5.3  Negative Covenants of the Seller. . . . . . . . . . . . . . . . . . . 69
SECTION 5.4  Covenants of the Servicer . . . . . . . . . . . . . . . . . . . . . . 71

                                      ARTICLE VI

ADMINISTRATION AND COLLECTION. . . . . . . . . . . . . . . . . . . . . . . . . . . 79
SECTION 6.1  Retention and Termination of Servicer . . . . . . . . . . . . . . . . 79
SECTION 6.2  Duties of the Servicer. . . . . . . . . . . . . . . . . . . . . . . . 81
SECTION 6.3  Rights of the Funding Agent . . . . . . . . . . . . . . . . . . . . . 82
SECTION 6.4  Responsibilities of the Seller. . . . . . . . . . . . . . . . . . . . 83
SECTION 6.5  Further Action Evidencing Purchases . . . . . . . . . . . . . . . . . 83
SECTION 6.6  Application of Payments . . . . . . . . . . . . . . . . . . . . . . . 84
SECTION 6.7  Consequences of a Servicer Termination Event. . . . . . . . . . . . . 84
SECTION 6.8  Appointment of Successor. . . . . . . . . . . . . . . . . . . . . . . 85

                                     ARTICLE VII

TERMINATION EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
SECTION 7.1  Termination Events. . . . . . . . . . . . . . . . . . . . . . . . . . 87

                                     ARTICLE VIII

INDEMNIFICATION; REPURCHASES . . . . . . . . . . . . . . . . . . . . . . . . . . . 91

SECTION 8.1  Indemnities by the Seller . . . . . . . . . . . . . . . . . . . . . . 91
SECTION 8.2  Repurchase of Receivables . . . . . . . . . . . . . . . . . . . . . . 93

                                      ARTICLE IX

MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96


                                       ii

SECTION 9.1  Amendments, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . 96
SECTION 9.2  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
SECTION 9.3  No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . 98
SECTION 9.4  Binding Effect; Assignability . . . . . . . . . . . . . . . . . . . . 98
SECTION 9.5  Governing Law; Waiver of Jury Trial . . . . . . . . . . . . . . . . . 99
SECTION 9.6  Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . . 99
SECTION 9.7  No Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . .100
SECTION 9.8  Execution in Counterparts; Severability . . . . . . . . . . . . . . .101
SECTION 9.9  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . .101
SECTION 9.10 Limited Recourse to PARCO . . . . . . . . . . . . . . . . . . . . . .102
SECTION 9.11 Waiver of Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . .103
SECTION 9.12 Conflict Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . .103
SECTION 9.13 Liabilities and Rights of Funding Agent . . . . . . . . . . . . . . .103
SECTION 9.14 Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . .104


                                EXHIBITS AND SCHEDULES

EXHIBIT A    Form of Certificate
EXHIBIT B    Credit and Collection Policy
EXHIBIT C    [Reserved]
EXHIBIT D    Form of Interest Rate Hedge Assignment Acknowledgment
EXHIBIT E    Form of Monthly Report
EXHIBIT F    Form of Purchase Notice
EXHIBIT G    Servicer's Optional Sale Date Certificate
EXHIBIT H    List of Offices of Originator Where Records Kept
EXHIBIT I    List of the Lock-Box Bank

Schedule I   Accountant's Procedures Letter

                           RECEIVABLES TRANSFER AGREEMENT
                            Dated as of October 16, 1998


          ARCADIA RECEIVABLES FINANCE CORP. V, a Delaware corporation, as seller (together with its successors and assigns in such capacity, the "SELLER"), ARCADIA FINANCIAL LTD., a Minnesota corporation, individually and as servicer (together with its successors and assigns in such capacity, the "SERVICER"), PARK AVENUE RECEIVABLES CORPORATION, a Delaware corporation, as purchaser (together with its successors and assigns in such capacity, "PARCO"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as back-up servicer (in such capacity, the "BACK-UP SERVICER") and as funding agent for the benefit of PARCO and the several APA Banks from time to time (together with its successors and assigns in such capacity, the "FUNDING AGENT") hereby agree as follows:

                                PRELIMINARY STATEMENTS

          (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

          (2) The Originator or a Subsidiary of the Originator in its ordinary course of business finances the cost of Financed Vehicles purchased by Obligors or the Originator purchases Contracts with respect to Financed Vehicles from Dealers;

          (3) The Seller is a wholly-owned, special-purpose Subsidiary of the Originator established to purchase or otherwise acquire Eligible Receivables and Related Security;

          (4) The Seller wishes from time to time to offer to sell to PARCO and the APA Banks, as applicable, certain Eligible Receivables and Related Security; and

          (5) PARCO and the APA Banks, as applicable, desire to purchase such Eligible Receivables and Related Security from the Seller, subject to the terms and conditions of this Agreement;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

          SECTION 1.1 CERTAIN DEFINED TERMS.   As used in this Agreement, the
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ACCRUAL PERIOD" means, with respect to each Settlement Date (i) for any Tranche funded based on a CP Rate, the immediately preceding Settlement Period (or, in the case of the first Settlement Date, the period commencing on the Initial Purchase Date and ending on the last day of the calendar month in which the Initial Purchase Date occurs) and (ii) for any Tranche funded based on a Base Rate or a Eurodollar Rate, initially the period from and including the day on which such Tranche commences and ending on the day before such Settlement Date and thereafter, with respect to such Tranche, the period from and including the preceding Settlement Date and ending on such Settlement Date. Notwithstanding the foregoing, each Accrual Period to occur following the Termination Date shall be of a duration selected by the Funding Agent in its sole discretion.

          "ACTIVE BANKRUPT ACCOUNT BALANCE" means, as of the last day of any Settlement Period, the aggregate Outstanding Balance of any Receivable comprising the Servicing Portfolio with respect to which the Obligor is the subject of any bankruptcy, insolvency, reorganization or similar proceeding.

          "ADVANCE PERCENTAGE" means 91%;  PROVIDED, that:

          (a) (i) in the event the Net Yield as of the last day of any Settlement Period is less than the Required Net Yield for such Settlement Period, such percentage shall be decreased by an amount equal to the Weighted Average Remaining Term at such time (expressed in years) MULTIPLIED BY the amount by which such Required Net Yield exceeds such Net Yield, and (ii) in the event the Net Yield as of the last day of any Settlement Period exceeds the Required Net Yield for such Settlement Period, such percentage shall be increased by an amount equal to the Weighted Average Remaining Term MULTIPLIED BY the amount by which such Net Yield exceeds such Required Net Yield; and

          (b) (i) such percentage shall be decreased by 2%, in the event that the long-term debt rating of AFL falls to B- by S&P or B3 by Moody's, and (ii) if such percentage has been and remains decreased pursuant to the foregoing clause (b)(i), such percentage shall be increased by 2%, in the event that the long-term debt rating of AFL is greater than B- by S&P and greater than B3 by Moody's; and

          (c) (i) such percentage shall be decreased by 2%, as of the last day of any Settlement Period, in the event that the aggregate Outstanding Balance of Receivables comprising the Servicing Portfolio with respect to which more than $10 of any scheduled payment is more than thirty (30) days past due exceeds 6% of the Servicing Portfolio Balance averaged for such Settlement Period and the two immediately preceding Settlement Periods at such time, and (ii) if such percentage has been and remains decreased pursuant to the foregoing clause
(c)(i), such percentage shall be increased by 2%, as of the last day of any Settlement Period, in the event that the aggregate Outstanding Balance of Receivables comprising the Servicing Portfolio with respect to which more than $10 of any schedule payment is more than thirty (30) days past due is less than or equal to 6% of the Servicing Portfolio Balance averaged for such Settlement Period and the two immediately preceding Settlement Periods at such time; and

          (d) (i) such percentage shall be decreased by 2%, as of the last day of any Settlement Period, in the event that the Monthly Extension Rate averaged for such Settlement Period and the two immediately preceding Settlement Periods exceeds 3.5%, and (ii) if such percentage has been and remains decreased pursuant to the foregoing clause (d)(i), such percentage shall be increased by 2%, as of the last day of any Settlement Period, in the event that the Monthly Extension Rate averaged for such Settlement Period and the two immediately preceding Settlement Periods is less than or equal to 3.5%; and

          (e) (i) such percentage shall be decreased by 2%, as of the last day of any Settlement Period, in the event that the average for such Settlement Period and the two immediately preceding Settlement Periods of the Active Bankrupt Account Balance DIVIDED BY the Servicing Portfolio Balance exceeds 3.5%, and (ii) if such percentage has been and remains decreased pursuant to the foregoing clause (e)(i), such percentage shall be increased by 2%, as of the last day of any Settlement Period, in the event that the average for such Settlement Period and the two immediately preceding Settlement Periods of the Active Bankrupt Account Balance DIVIDED BY the Servicing Portfolio Balance is less than or equal to 3.5%; PROVIDED, FURTHER, that in no event shall the Advance Percentage exceed 91%. The Advance Percentage shall be calculated based on the most recent Monthly Report received by the Funding Agent.

Notwithstanding any of the foregoing, any adjustment to the Advance Percentage shall not be effective until the next Settlement Date, except as specified in
Section 2.2(c).

          "AFFECTED PARTY" means PARCO, each APA Bank, Chase, individually and in its capacity as Funding Agent, the Back-Up Servicer and each of their respective Affiliates and assigns.

          "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan). A Person shall be deemed to be controlled by any other Person if such other Person controls such Person within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 or the Securities Exchange Act of 1934, as amended.

          "AFL" means Arcadia Financial Ltd., a Delaware corporation, and its successors and assigns.

          "AGGREGATE COMMITMENT" has the meaning specified in the Asset Purchase Agreement.

          "AGGREGATE UNPAIDS" means, at any time, an amount equal to the sum of
(i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods at such time, (ii) the Net Investment at such time, and (iii) all fees and other amounts owed (whether due or accrued) hereunder or under the Fee Letter by the Seller or AFL to PARCO or the APA Banks at such time.

          "AGREEMENT" means this Receivables Transfer Agreement, as amended, supplemented or otherwise modified and in effect from time to time pursuant to the terms hereof.

          "APA BANK" means any of the several financial institutions named as such in the Asset Purchase Agreement.

          "ASSET PURCHASE AGREEMENT" means that certain Asset Purchase Agreement, dated as of October 16, 1998, by and among PARCO, the Funding Agent and the several APA Banks party thereto from time to time, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

          "ASSIGNEE RATE" for any Accrual Period and any Tranche funded by a APA Bank means an interest rate per annum equal to the applicable Eurodollar Rate; PROVIDED, HOWEVER, that (i) in the case of any Tranche which commences earlier than the third (3rd) Business Day after the related APA Banks have been notified thereof, then the "Assignee Rate" shall be the average of the applicable Base Rates for each day during such Accrual Period prior to the applicable Eurodollar Rate taking effect; (ii) if the Funding Agent notifies the Seller of the unavailability or unsuitability of the Eurodollar Rate in accordance with Section 2.11 hereof, the "Assignee Rate" shall be the average of the applicable Base Rates for each day during such Accrual Period that the Tranche Rate is determined by reference to the Base Rate; and (iii) following the occurrence of an Termination Event, the "Assignee Rate" for each Tranche shall be the average of the applicable Base Rate PLUS 2% per annum for each day during such Accrual Period that such post-termination Base Rate is in effect.

          "BACK-UP SERVICER" means Chase, as back-up servicer, and its successors and assigns in such capacity.

          "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C.
Section 101 ET SEQ), as amended and in effect from time to time, or any successor statute.

          "BASE RATE" means a rate per annum equal to the greater of (i) the prime rate of interest announced by the Funding Agent from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Funding Agent) and (ii) the sum of (a) 0.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Funding Agent from three (3) Federal funds brokers of recognized standing selected by it.

          "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Seller or any ERISA Affiliate is, or at any time within the immediately preceding six
(6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "BLENDED HEDGE RATE" means, as of the related Settlement Date, a per annum rate equal to the weighted average of the rates payable by the Seller under Interest Rate Hedges then in effect and the lower of (i) the "strike rates" under Interest Rate Hedges then in effect which are caps or (ii) the weighted average of the Tranche Rates then in effect.

          "BR TRANCHE" means a Tranche as to which Discount is calculated at the Base Rate.

          "BUSINESS DAY" means any day excluding Saturday, Sunday and any day on which banks in The City of New York, New York or Minneapolis, Minnesota are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

          "CARRYING COSTS" means the costs and expenses specified in Sections 2.5(c)(iii)-(c)(vii) and (c)(xii)-(c)(xiv).

          "CERTIFICATE" means a certificate in substantially the form of Exhibit A hereto, which evidences the ownership interest of PARCO or the APA Banks, as applicable, and their respective assignees in the Purchased Assets.

          "CHARGED-OFF RECEIVABLE" means any Receivable which has been written-off in accordance with the Credit and Collection Policy.

          "CHASE" means The Chase Manhattan Bank, a New York banking corporation, and its successors and assigns.

          "CHASE ROLES" has the meaning specified in Section 9.12.

          "COLLECTION ACCOUNT" has the meaning set forth in Section 2.14(a).

          "COLLECTIONS" means with respect to each Purchased Receivable, without limitation, all (i) payments received and collected on such Purchased Receivable, if any, theretofore required to be remitted by the Servicer to the Collection Account with respect to such Purchased Receivable, (ii) net proceeds received by virtue of the liquidation of such Purchased Receivable, (iii) retained proceeds received under any property damage, casualty or other insurance policy with respect to such Purchased Receivable, (iv) interest of the Seller in any property damage, casualty or other insurance policies as the same relate to the Financed Vehicle securing such Purchased Receivable and (v) other proceeds relating to such Purchased Receivable or its Contract File, including, but not limited to, amounts received under any Interest Rate Hedge, Recoveries, Repurchase Proceeds and amounts from withdrawals from the Reserve Account.

          "COMMERCIAL PAPER" means the short-term promissory notes of PARCO issued by PARCO in the commercial paper market.

          "COMMITMENT EXPIRY DATE" has the meaning specified in the Asset Purchase Agreement.

          "CONTRACT" means, with respect to each Receivable, the note, retail sales installment contract or any other instrument, agreement, invoice or other writing evidencing the Obligor's obligation to repay Indebtedness to the Originator.

          "CONTRACT FILE" means, with respect to each Receivable, the original Contract, the original credit application or a copy thereof (fully executed on the Servicer's customary form or a form approved by the Servicer), either a copy of the application to the appropriate state authorities for a Title to the related Financed Vehicle or a standard assurance in the form commonly used in the industry relating to the provision of Title and when issued by the appropriate state authorities, the related Title (but only to the extent that Title documents are required under applicable state law to be held by a secured party in order to perfect such secured party's security interest in the related Financed Vehicle) or, for 180 days after the date of such Contract, in lieu of the related Title, a letter from the applicable Dealer binding such Dealer unconditionally to repurchase the related Receivable and/or Contract if the Title is not received by the Servicer within 180 days from the date of such Contract, all original instruments (or copies thereof) modifying the terms and conditions of the Contract and the original endorsements or assignments of such Contract.

          "CP RATE" means, with respect to any Accrual Period during which the Net Investment is funded by Commercial Paper relating to the Seller, the rate equivalent to the rate (or, if more than one rate, the weighted average of the rates) at which such Commercial Paper outstanding during such Accrual Period may be sold by any placement agent or commercial paper dealer selected by PARCO, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Funding Agent (on behalf of PARCO); PROVIDED, HOWEVER, that if the rate (or rates) as agreed between any such agent or dealer and PARCO is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from PARCO's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

          "CREDIT AND COLLECTION POLICY" means the Credit and Collection Policy of the Originator for the Contracts and the Receivables attached as Exhibit B hereto, as modified in compliance with Section 5.3(c) or Section 5.4(c)(ii) hereto and Section 5.2(c) of the Receivables Purchase Agreement.

          "CREDIT SCORE" means, with respect to any Purchased Receivable, the applicable BEACON Score or any other credit score scale acceptable to the Funding Agent and the Rating Agencies, as applicable.

          "CUTOFF DATE" means, with respect to any Purchased Receivable, the date specified as the Cutoff Date in the related Purchase Notice.

           "DEALER" means any retail dealer of new or used automobiles, light-duty trucks or minivans.

          "DEALER AGREEMENT" means an agreement between the Seller and any Dealer as approved by the Funding Agent from time to time.

          "DEFAULTED RECEIVABLE" means a Receivable with respect to which:
(i) in accordance with the Credit and Collection Policy, the Servicer has determined that eventual payment in full is unlikely, (ii) the related Financed Vehicle has been repossessed, or (iii) greater than $10 of any scheduled payment is over sixty (60) days past the due date therefor. A Receivable shall be deemed to be a Defaulted Receivable upon the earliest to occur of the events specified in clauses (i), (ii) and (iii) of the preceding sentence.

          "DELINQUENCY RATIO" means, as of the last day of any Settlement Period, the average of the following ratio (expressed as a percentage) for such Settlement Period and the two (2) immediately preceding Settlement Periods: (i) the sum of (A) aggregate Outstanding Balance of all Receivables comprising the Servicing Portfolio which are Delinquent Receivables as of the last day of such Settlement Period and (B) the remaining aggregate Outstanding Balance of all Receivables comprising the Servicing Portfolio as of the last day of such Settlement Period which do not constitute Defaulted Receivables and with respect to which the related Financed Vehicle has been repossessed DIVIDED BY (ii) the aggregate Outstanding Balance of all Receivables comprising the Servicing Portfolio as of the last day of such Settlement Period.

          "DELINQUENT RECEIVABLE" means a Receivable with respect to which greater than $10 of any payment thereon has remained unpaid more than thirty
(30) days past the due date therefor.

          "DEMAND NOTE" shall have the meaning specified in the Receivables Purchase Agreement.

          "DETERMINATION DATE" means the 10th day of each calendar month;

PROVIDED, that, if in any month such day is not a Business Day, the "Determination Date" for such calendar month shall be the first Business Day to occur after such 10th day.

          "DISCOUNT" means, with respect to any Tranche and any Settlement Date, an amount equal to:

               [NI  X  TR  X  AD]
                ----------------

               [        YD      ]

     NI   =    the daily average of the Net Investment allocable to such Tranche during the related Accrual Period;

     TR   =    the Tranche Rate for such Tranche during the related Accrual
               Period;

     AD   =    the actual number of days elapsed during the related Accrual
               Period during which such Tranche was outstanding;

     YD   =    either (i) if the Tranche Rate is the CP Rate or the Eurodollar
               Rate, 360 or (ii) if the Tranche Rate is the Base Rate, 365 or
               366, as applicable; and

PROVIDED, HOWEVER, that (i) no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law and (ii) Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

          "EFFECTIVE DATE" has the meaning specified in Section 3.1.

          "ELIGIBLE ACCOUNT" means either (i) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), which institution is a "securities intermediary" within the meaning of Section 8-102(14) of the UCC as in effect in the State of New York and has a long-term deposit rating of at least Baa3 by Moody's, having trust powers and acting as trustee for funds deposited in such account, or (ii) a segregated deposit account with a depository institution organized under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank), which institution is a "securities intermediary" within the meaning of Section 8-102(14) of the UCC as in effect in the State of New York and has long-term deposit obligations which are rated Aa3 or higher by Moody's and has short-term debt obligations which are rated "A-1" by S&P and "P-1" by Moody's.

          "ELIGIBLE RECEIVABLE" means, at any time of determination, any Receivable which satisfies the following:

          (i) which Receivable (A) was originated in the United States by a Dealer, the Originator or a Subsidiary of the Originator for the retail sale of a Financed Vehicle in the ordinary course of such Person's business, which Person had all licenses and permits necessary to originate Receivables in the jurisdiction where such Person is located, (B) arose pursuant to a Contract which was fully and properly executed by the parties thereto (C) was purchased from the Dealer (unless such Receivable was originated by the Originator or a Subsidiary of the Originator) by the Originator or a Subsidiary of the Originator under a Dealer Agreement existing and enforceable at the time of the origination of the related Receivable, which Dealer Agreement contains no clause restricting its assignability in any way, and (D) if originated by a Subsidiary of the Originator, was validly sold and assigned to the Originator by such Subsidiary;

          (ii) related to which there exists a valid, subsisting and enforceable first priority perfected security interest in favor of AFL in the related Financed Vehicle (which security interest has been assigned to the Seller and is validly assignable by the Seller to the Funding Agent on behalf of PARCO and the APA Banks);

          (iii) with respect to which the related Contract contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof against the property subject to such Contract adequate for the realization of the benefits of the security provided thereby, including all the rights of a secured party under the UCC in effect in the jurisdiction in which the related Obligor resides or such Contract was executed;

          (iv) the Contract related to which provides for level monthly payments (PROVIDED that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the amount financed over the original contractual term and yield interest at the annual percentage rate;

          (v) the Contract related to which provides for, in the event such Contract is prepaid, a prepayment that fully pays the principal balance and includes accrued but unpaid interest through the date of prepayment calculated at a rate at least equal to the annual percentage rate specified in such Contract;

          (vi) the Contract (or any provision thereof) related to which has not been waived, amended or rewritten or amounts due and owing with respect thereto deferred or waived except in accordance with the Credit and Collection Policy and/or the following guidelines (such guidelines, the "ADDITIONAL CREDIT GUIDELINES"): (A) the waiver of any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing such Contract, (B) a modification of or amendment to such Contract in order to change the Obligor's regular due date to a date within the Settlement Period in which such due date occurs, reamortize the scheduled payments on such Contract following a partial prepayment of principal and grant extensions on such Contract, provided that the monthly payments on such Contract shall not have been extended more than two times in any twelve-month period, and provided further that the aggregate period of all extensions on such Contract shall not have exceeded six months, and (C) subject to the foregoing clause (B), the granting of payment extensions or deferrals on, or other modifications or amendments to, such Contract in accordance with customary procedures of the Servicer if the Servicer believes in good faith that such extension, deferral, modification or amendment is necessary to avoid a default on such Contract, will maximize the amount to be received by PARCO and/or the APA Banks with respect to such Contract, and is otherwise in the best interests of PARCO and/or the APA Banks.

          (vii) which does not, at the time of the initial creation of an interest of PARCO and/or the APA Banks therein, constitute a Defaulted Receivable or a Delinquent Receivable;

          (viii) which, together with the related Contract, does not contravene applicable laws, rules or regulations including, without limitation, laws, rules or regulations concerning such matters as usury, consumer protection, truth in lending, fair credit billing and equal credit opportunity;

          (ix) which, if originated by a Dealer, was sold by such Dealer to the Originator without any fraud or misrepresentation by the Dealer;

          (x) which, together with the related Contract, represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and general principles of equity), and all parties to the related Contract had full legal capacity to execute and deliver such

Contract and all other documents related thereto and to grant the security interest purported to be granted thereby;

          (xi) the Obligor of which is not the United States of America or any state or local government or territory or any agency, department or instrumentality thereof;

          (xii) with respect to which no Obligor had been identified on the records of the Originator, the Seller or the Servicer as being the subject of a bankruptcy, insolvency, reorganization or other similar proceeding;

          (xiii) with respect to which the information set forth in the related Purchase Notice was produced from the Servicer's electronic ledger and was true and correct in all material respects on the related Cutoff Date.

          (xiv) which (1) has a remaining maturity, as of the related Cutoff Date, of not more than 72 months, (2) has an original maturity of not more than 72 months, (3) has a remaining principal balance as of the related Cutoff Date of not more than $50,000, (4) is not more than 30 days past due as of the related Cutoff Date, and (5) with respect to which no funds have been advanced by the Originator, the Servicer or any Dealer, or anyone acting on behalf of any of them in order to cause any Receivable to qualify under clause (4) above;

          (xv) which, together with the Contract related thereto, has not been satisfied, subordinated or rescinded, nor shall any Financed Vehicle or other Related Security have been released from the security interests granted under the related Contract in whole or in part;

          (xvi) which, except for the security interests in favor of AFL, the Seller and the Funding Agent, is free and clear of all security interests, liens, charges, and encumbrances, and with respect to which no right of rescission, setoff, counterclaim or defense shall have been asserted or threatened;

          (xvii) with respect to which no liens or claims have been filed for work, labor or materials relating to a Financed Vehicle that will be prior to or equal with the security interest in the Financed Vehicle which is the subject of the related Contract;

          (xviii) with respect to which there is no default, breach, violation or event of acceleration existing under the related Contract, and there is no event which, with the passage of time, or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration;

          (xix) with respect to which the related Obligor has, at the time of the initial creation of an interest of PARCO and/or the APA Banks therein, obtained physical damage and theft insurance covering the related Financed Vehicle, and such Obligor is required under the terms of the related Contract to maintain such insurance;

          (xx) with respect to which, immediately prior to the sale pursuant to this Agreement, the Seller has good and marketable title to such Receivable free and clear of all liens, encumbrances, security interests and rights of others, and the sale and assignment of such Receivable to the Seller by the Originator has been perfected under the UCC;

          (xxi) with respect to which there exists a Contract File which contains, without limitation, each of the items described in the definition of "Contract File" and is in the possession of the Servicer and with respect to each document contained therein which is required to be executed by the related Obligor has been executed by such Obligor in the appropriate spaces, all blanks on any form have been properly filled in, and each form has otherwise been correctly prepared in all material respects;

          (xxii) which was not originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable is unlawful, void or voidable;

          (xxiii) with respect to which all filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Funding Agent a first priority perfected security interest in the Receivables shall have been made;

          (xxiv) for which one, and only one, original executed copy of each Contract exists;

          (xxv) the Obligor of which is required to make payments to the Lock-Box;

          (xxvi) which, together with the related Contract, constitutes "chattel paper" under the UCC; and

          (xxviii) which is not the subject of a subvention program.

          "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and any successor statute.

          "ERISA AFFILIATE" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Seller; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with the Seller or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as the Seller, any corporation described in clause (i) above or any partnership or other trade or business described in clause (ii) above.

           "EURODOLLAR RATE" means, with respect to any Tranche for which the applicable rate is to be determined by reference to LIBOR, a rate which is 0.80% in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR by (ii) a percentage equal to 100% MINUS the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D of the Board of Governors of the Federal Reserve System (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Funding Agent during the related Accrual Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in the related Accrual Period during which any such percentage shall be applicable) PLUS (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Funding Agent for determining the current annual assessment payable by the Funding Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

          "EURODOLLAR TRANCHE" means a Tranche as to which Discount is calculated at a Eurodollar Rate.

          "EVENT OF BANKRUPTCY" shall mean, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or
(b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

          "FACILITY DOCUMENTS" means collectively, this Agreement, the Lock-Box Agreement, the Receivables Purchase Agreement, the Certificate, the Demand Note, the Fee Letter, the Asset Purchase Agreement and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

          "FACILITY LIMIT" means, at any time, $150,000,000; PROVIDED, HOWEVER, that at all times on and after the Termination Date, the "Facility Limit" means
the aggregate outstanding Net Investment.   The Facility Limit may also be
reduced pursuant to Section 2.4.

          "FEE LETTER" means the letter agreement of even date herewith between the Seller and the Funding Agent.

          "FINAL COLLECTION DATE" means the date following the Termination Date on which the aggregate outstanding Net Investment has been reduced to zero and PARCO and the APA Banks have received all Discount (including, without limitation, all amounts accrued under clause (ii) of the definition of "Assignee Rate") and other amounts payable to PARCO, the APA Banks and the Funding Agent under this Agreement or any other agreement executed pursuant hereto.

          "FINAL TERMINATION DATE" means October 15, 1999, as such time may be extended for an additional 364 days from time to time in accordance with Section 9.1(b).

          "FINANCE CHARGE COLLECTIONS" means, for any Settlement Period, the aggregate amount of Collections (other than Principal Collections) received during such Settlement Period, including, without limitation, all amounts paid by or on behalf of Obligors with respect to interest, finance charges, late payment charges, fees, and any other amounts due under the Contracts relating to the Purchased Receivables (other than with respect to the unpaid principal balance thereof) .

          "FINANCED VEHICLE" means the new or used automobile, minivan or light-duty truck that is purchased by the Obligor to which a particular Receivable relates.

          "FORCE-PLACED INSURANCE" has the meaning specified in Section 6.9.

          "FUNDING AGENT" has the meaning set forth in the preamble to this Agreement.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

          "HEDGE COUNTERPARTY" means any Person party to an Interest Rate Hedge with the Seller.

          "INCREMENTAL PURCHASE" means any Purchase which, pursuant to Section 2.2, causes the aggregate outstanding Net Investment hereunder to increase.

          "INDEBTEDNESS" means, with respect to any Person, (i) indebtedness for borrowed money (other than trade accounts payable incurred in the ordinary course of business that do not bear interest if paid on or before the due date thereof and which are not in fact overdue), (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

          "INDEMNIFIED AMOUNTS" has the meaning specified in Section 8.1(a).

          "INELIGIBLE PURCHASED RECEIVABLE" has the meaning specified in Section 8.2.

          "INITIAL PURCHASE DATE" means the date on which the first Purchase is made pursuant to this Agreement.

          "INTEREST COLLECTIONS" means (A) the Collections and payments under Interest Rate Hedges set aside for PARCO, the APA Banks and the Seller pursuant to Section 2.5(b), (B) the Repurchase Proceeds, which, in the case of clauses
(A) and (B) above, constitute Finance Charge Collections, (C) Recoveries (to the extent treated as Finance Charge Collections), (D) amounts from withdrawals from the Reserve Account (to the extent treated as Finance Charge Collections), and
(E) all other Collections constituting or treated as Finance Charge Collections.

          "INTEREST RATE HEDGE" means any interest rate cap or other hedging mechanism which satisfies the requirements of Section 5.1(l).

          "INTEREST RATE HEDGE ASSIGNMENT ACKNOWLEDGMENT" means an acknowledgment in substantially the form of Exhibit D hereto executed by a counterparty to an Interest Rate Hedge (if other than Chase) in favor of the Funding Agent.

          "INSURANCE ADD-ON AMOUNT" means the premium charged to the Obligor if the Servicer obtains Force-Placed Insurance pursuant to Section 6.9

          "IRC" means the Internal Revenue Code of 1986, as amended.

          "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

          "LIBOR" means, with respect to any Tranche funded by the APA Banks and not based on the Base Rate, for a specific Accrual Period, the rate for deposits in United States dollars for a term equal to such Accrual Period (commencing on the first day of such Accrual Period) which appears on Telerate Page 3750 as of 11:00 A.M. (London time) on the second Business Day prior to the commencement of such Accrual Period. If such rate does not appear on Telerate Page 3750, the rate for such period shall be determined on the basis of the rates at which deposits in United States dollars are offered by four (4) major banks in the London interbank market, selected by the Funding Agent, at approximately 11:00 A.M. (London time) on such date to prime banks in the London interbank market for a period equal to such Accrual Period (commencing on the first day of the Accrual Period). The Funding Agent shall request the principal London office of each such bank to provide a quotation of its rate. If at least two (2) such quotations are provided, the rate for such Accrual Period shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such Accrual Period shall be the arithmetic mean of the rates quoted by four (4) major banks in The City of New York, selected by the Funding Agent, at approximately 11:00 A.M. (New York time) on the first day of such Accrual Period for loans in United States dollars to leading European banks for a period equal to such Accrual Period (commencing on the first day of such Accrual Period). If at least two (2) such quotations are provided, the rate for such Accrual Period shall be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, the rate for such Accrual Period shall be the LIBOR rate for the immediately preceding Accrual Period.

          "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a capital lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor or consignor pursuant to
Section 9-408 of the UCC), naming the owner of such property as debtor, under the UCC or other comparable law of any jurisdiction.

          "LOCK-BOX" means the "Lockbox", together with the "Agent Account", each as defined in the Lock-Box Agreement.

          "LOCK-BOX ACCOUNT" means that certain bank account held at Harris Trust and Savings Bank in the name, and under the sole dominion and control of, The Chase Manhattan Bank, as Funding Agent for the benefit of PARCO and the APA Banks, as Account No. 1474709, or any successor account designated by the Funding Agent from time to time.

          "LOCK-BOX AGREEMENT" means the Agency Agreement, dated as of November 13, 1992 by and among Harris Trust and Savings Bank, AFL, Shawmut Bank, N.A., as Trustee, Saturn Financial Services, Inc. and the Program Parties (as defined therein), taken together with the Retail Lockbox Agreement, dated as of November 13, 1992, among such parties, and the Counterpart to Agency Agreement and Retail Lockbox Agreement, dated as of the date hereof, among Harris Trust and Savings Bank, AFL, the Seller and the Funding Agent, as such agreements may be amended, supplemented or otherwise modified and in effect from time to time, unless such agreement shall be terminated in accordance with its terms, in which event "Lock-Box Agreement" shall mean such other agreement, in form and substance acceptable to the Funding Agent, among the Servicer, the Seller, the Funding Agent and the Lock-Box Bank.

          "LOCK-BOX BANK" means Harris Trust and Savings Bank, and its successors and assigns; PROVIDED, that any such successor and assign shall be acceptable to the Funding Agent.

          "LTV" means the ratio, expressed as a percentage, the numerator of which is the amount financed under any Contract (excluding Soft-Adds), and the denominator of which is the retail value of the related Financed Vehicle as of the date of such Contract, as listed on the applicable Dealer's invoice, the NADA Used Car Guide, the National Auto Research Black Book or the Kelley Blue Book, as applicable.

          "MAXIMUM INTEREST RATE CAP STRIKE PRICE" means, with respect to any Purchase Date, a per annum rate equal to the Weighted Average Coupon MINUS 10.15%.

          "MINIMUM RESERVE ACCOUNT BALANCE" means an amount equal to $200,000.

          "MONTHLY EXTENSION RATE" means, for any Settlement Period, a fraction expressed as a percentage, the numerator of which is the aggregate Outstanding Balance, as of the last day of such Settlement Period, of all Receivables comprising the Servicing Portfolio with respect to which the scheduled payments relating thereto were extended during such Settlement Period, and the denominator of which is the Servicing Portfolio Balance as of the last day of such Settlement Period.

          "MONTHLY REPORT" means a report, in substantially the form of Exhibit E hereto, furnished by the Servicer to the Funding Agent for the benefit of PARCO and the APA Banks pursuant to Section 2.5(a).

          "MOODY'S" means Moody's Investors Service, Inc., and its successors and assigns.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by either the Seller or any ERISA Affiliate.

          "NET CREDIT LOSSES" means, with respect to any Settlement Period, the Outstanding Balance of Receivables comprising the Servicing Portfolio (without duplication, net of Recoveries received by the Servicer) which became Charged-Off Receivables during such Settlement Period, calculated in a manner consistent with the calculations of net losses in Arcadia's Annual Report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1997.

          "NET CREDIT LOSS RATIO" means, as of any Determination Date, a fraction, expressed as a percentage, the numerator of which equals the product of two and the Net Credit Losses for the six preceding Settlement Periods and the denominator of which equals the average of the Servicing Portfolio Balance for the seven preceding Settlement Periods. The calculation of "Net Credit Loss Ratio" shall not include the June 1998 Settlement Period.

          "NET INVESTMENT" means the sum of the amounts paid by PARCO and the APA Banks, as applicable, to the Seller for each Incremental Purchase pursuant to Section 2.2, as reduced from time to time by Collections received and distributed on account of such Net Investment pursuant to Section 2.5. If PARCO or an APA Bank is required (or believes in good faith that it is required) by law to repay (as a preference or otherwise, to the Seller, the Originator, an Obligor, a trustee for the Seller, the originator or any Obligor, a court or any other Person) any amount which previously caused a reduction in Net Investment, then the Net Investment shall be reinstated by the amount of such repayment, and the Seller will indemnify and hold PARCO, the APA Banks or the Funding Agent, as applicable, harmless for the amount of such repayment, interest thereon required (or believed in good faith by PARCO, the APA Banks or the Funding Agent, as applicable, to be required) to be paid in connection therewith and all losses, liabilities, costs and expenses related thereto (including but not limited to reasonable attorneys' fees and expenses).

          "NET POOL BALANCE" means, at any time, the sum of (i) the aggregate Outstanding Balance of all Purchased Receivables which constitute Eligible Receivables as of the last day of the immediately preceding Settlement Period PLUS (ii) the aggregate balance of Principal Collections on deposit in the Collection Account at such time PLUS (iii) amounts on deposit in the Lock-Box Account attributable to the Purchased Receivables; PROVIDED that the Net Pool Balance shall not include the Outstanding Balance of (i) any Defaulted Receivable, (ii) any Delinquent Receivable, (iii) any Receivable which is the subject of a Repurchase Obligation, and (iv) any Receivable which has a remaining principal balance greater than $40,000 to the extent such balance, when taken together with the remaining principal balances of all other such Receivables, exceeds 2% of the aggregate Outstanding Balance of all Purchased Receivables.

          "NET YIELD" means the Weighted Average Coupon of the Outstanding Balance of Purchased Receivables as of the last day of any Settlement Period MINUS the sum of (i) the Blended Hedge Rate, (ii) the LIBOR margin of 0.80%,
(iii) the Servicing Fee Percentage and (iv) 0.10%.

          "OBLIGOR" means the obligor and any co-obligor(s) under a Receivable.

          "OFFICIAL BODY" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "OPTIONAL SALE" has the meaning assigned to that term in Section 3.3.

          "OPTIONAL SALE DATE" means any day on which an Optional Sale is designated pursuant to Section 3.3.

          "OPTIONAL SALE RELATED COLLATERAL" shall mean, with respect to any Optional Sale, all or a portion of the Purchased Assets selected by the Seller in connection with the Optional Sale in accordance with the FIFO method (excluding, however, any Purchased Receivable and Related Security subject to a Repurchase Obligation and Purchased Receivables and Related Security which are not included in the Net Pool Balance), as the Seller has agreed to sell in an arm's-length transaction permitted hereby and as are designated by the Seller and specified in the Servicer's Optional Sale Date Certificate.

          "ORIGINATOR" means Arcadia Financial Ltd., a Delaware corporation, and its successors and assigns in such capacity.

          "OTHER COSTS" has the meaning specified in Section 9.6(c).

          "OTHER SELLER" means any Person, other than the Seller, that has entered into a receivables purchase agreement, receivables transfer agreement, loan agreement or funding agreement with PARCO.

          "OUTSTANDING BALANCE" means, with respect to any date and any Receivable, the then outstanding principal balance of such Receivable. For the avoidance of doubt, it is understood that in no event shall the definition of "Outstanding Balance" include any amount in respect of (i) finance charges and income with respect to any such Receivable or (ii) prepaid dealer reserves or other marketing expenses with respect to any such Receivable.

          "PARCO" has the meaning set forth in the preamble to this Agreement.

          "PERMITTED INVESTMENT" means any one or more of the following types of investments:

          (a) (i) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States; and (ii) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are assigned the highest credit rating by each Rating Agency;

          (b) demand or time deposits in, certificates of deposit of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Funding Agent or any agent thereof acting in its commercial capacity); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are assigned the highest credit rating by each Rating Agency;

          (c) repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause (a) above, where the Funding Agent has taken actual or constructive delivery of such obligation, and (ii) entered into with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated "A-1+" and "P-1" by the Rating Agencies (including, if applicable, the Funding Agent or any agent thereof acting in its commercial capacity);

          (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are assigned the highest credit rating by each Rating Agency at the time of such investment or contractual commitment providing for such investment; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Permitted Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Collection Account and the Reserve Account to exceed 10% of the value Permitted Investments held in such accounts (with Permitted Investments held in such accounts valued at par);

          (e) commercial paper that (i) is payable in United States dollars and
(ii) is rated in the highest credit rating category by each Rating Agency;

          (f) units of money market funds in the highest credit rating category by each Rating Agency; or

          (g) any other demand or time deposit, obligation, security or investment (including, without limitation, a hedging arrangement) as may be acceptable to the Funding Agent, as evidenced by a writing to that effect, as may from time to time be confirmed in writing to the Funding Agent.

PROVIDED that (i) Permitted Investments may be purchased by or through the Funding Agent or any of its Affiliates and (ii) all Permitted Investments shall be held in the name of the Funding Agent.

          "PERMITTED SECURITIZATION TRANSACTION" means a transfer of Receivables by way of a term securitization transaction or other type of refinancing.

          "PERMITTED ORIGINATOR TRANSACTION" means a transfer of Receivables by way of a refinancing which is effected through a Subsidiary of the Originator.

          "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.

          "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Seller or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

          "POOL BALANCE" means, on any date of determination, the aggregate Outstanding Balance of all Purchased Receivables.

          "POTENTIAL TERMINATION EVENT" shall mean an event which, but for the lapse of time or the giving of notice or both, would constitute a Termination Event.

          "PRINCIPAL COLLECTIONS" means, for any Settlement Period, the aggregate amount of Collections with respect to the unpaid principal balances due under the Purchased Receivables received or deemed received during such Settlement Period, together with, following the Termination Date, the aggregate amount withdrawn from the Reserve Account and treated as Principal Collections pursuant to Section 2.13(c).

          "PROGRAM FEE" has the meaning set forth in the Fee Letter.

          "PURCHASE" means a purchase of Purchased Receivables, Related Security with respect to such Purchased Receivables and Collections with respect thereto by PARCO and the APA Banks (acting through the Funding Agent), as applicable, from the Seller pursuant to Sections 2.1 and 2.2.

          "PURCHASE DATE" means the Initial Purchase Date and, thereafter, any Business Day of a calendar month on which a Purchase occurs; PROVIDED, that no more than one Purchase may occur on any Purchase Date.

          "PURCHASE NOTICE" means a notice, in substantially the form of Exhibit F hereto, furnished by the Seller to the Funding Agent pursuant to Section 2.2.

          "PURCHASE PRICE" has the meaning specified in Section 2.2(c).

          "PURCHASE TERMINATION EVENT" has the meaning specified in the Receivables Purchase Agreement.

          "PURCHASED ASSETS" means, at any time, all then outstanding Purchased Receivables, Related Security with respect to such Purchased Receivables, payments owing to the Seller or the Funding Agent (as applicable) under Interest Rate Hedges covering Purchased Receivables and Collections with respect to, and other proceeds of, such Purchased Receivables.

          "PURCHASED RECEIVABLE" means any Receivable which appears on any list of Receivables at any time hereafter submitted to and accepted by the Funding Agent, on behalf of and at the direction of PARCO or the APA Banks, as applicable, pursuant to Section 2.2. Once a Receivable appears on any such list it shall remain a Purchased Receivable; PROVIDED, HOWEVER, that with respect to any Receivable that is repurchased by the Seller pursuant to Section 8.2 or
Section 3.3, following the Funding Agent's receipt of the repurchase price for such Receivable (and any other amounts due in connection therewith), "Purchased Receivable" shall not include the Receivable so repurchased.

          "RATING AGENCIES" means S&P and Moody's.

          "RATING AGENCY CONDITION" means, with respect to any action, that each Rating Agency shall have been given ten (10) days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer and the Funding Agent in writing that such action will not result in a reduction or withdrawal of the then current rating of PARCO's Commercial Paper.

          "RECEIVABLES" means the indebtedness evidenced by the Contracts, whether constituting accounts, general intangibles, contract rights, chattel paper or instruments.

          "RECEIVABLES PURCHASE AGREEMENT" means that certain Receivables Purchase Agreement, dated as of October 16, 1998, between the Originator and the Seller, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

          "RECIPIENT" has the meaning specified in Section 2.12.

          "RECORDS" means, with respect to each Purchased Receivable, all factory invoices and work orders describing the related Financed Vehicle, the bill of sale and guaranty of title, insurance policies, tax receipts, property and casualty insurance policies or binders naming the Servicer as loss payee or additional named insured, as is appropriate, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, all documentation in connection with any modification, release, accommodation, co-signing or guaranty of the Purchased Receivable and all other documents and instruments, including all books, records, files, tapes, correspondence and other information or materials (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to the Purchased Receivable, the Contract, the Title and the Financed Vehicle relating to the Purchased Receivable and this Agreement.

          "RECOVERIES" means, with respect to Receivables which constitute Defaulted Receivables, all amounts representing recoveries on such Receivables resulting from payments by any third party, the foreclosure upon, sale or other disposition of the related Financed Vehicle, insurance proceeds with respect to the related Financed Vehicle or payments made by or on behalf of the Obligor.

          "REFINANCING PROCEEDS" means proceeds received by the Seller pursuant to a Permitted Securitization Transaction involving Purchased Receivables which are concurrently repurchased by the Seller under Section 3.3.

          "RELATED SECURITY" means, with respect to any Receivable, all of the Seller's right, title, and interest in, to and under (i) the related Contract File, (ii) the related Financed Vehicle, (iii) all related Records, (iv) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the related Contract or otherwise, (v) all security interests, liens and other property purporting to secure payment of the related Contract, together with all financing statements signed by an Obligor and security agreements describing any collateral securing such Contact, and (vi) all proceeds of the foregoing.

          "REPURCHASE OBLIGATION" means, with respect to any Purchased Receivable, any obligation of the Seller to purchase such Purchased Receivable set forth in Section 8.2.

          "REPURCHASE PROCEEDS" means the amounts paid by the Seller in connection with any repurchase of Purchased Receivables pursuant to Section 8.2 hereof.

          "REQUIRED APA BANKS" means, on any date of determination, the APA Banks whose commitments represent 66 2/3% of the Facility Limit.

          "REQUIRED NET YIELD" means, at any time, 8%.

          "RESERVE ACCOUNT" means that certain account as described in Section
2.13 hereof.

          "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

          "SECTION 2.7 COSTS" has the meaning specified in Section 2.7.

          "SECURITIES" means any limited, general or other partnership interest, or any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

          "SELLER" has the meaning set forth in the preamble to this Agreement.

          "SERVICER" means initially AFL and, thereafter, any successor appointed pursuant to Article VI to service, administer and collect Purchased Receivables.

          "SERVICER ADVANCE" has the meaning specified in Section 2.5(d).

          "SERVICER'S OPTIONAL SALE DATE CERTIFICATE" means an Officer's Certificate of the Servicer substantially in the form of Exhibit G hereto.

          "SERVICER TERMINATION EVENT" means any of the following events shall have occurred:

               (a) The Servicer shall fail to make any payment or deposit to be made by it hereunder and such failure is not due to a technical or similar failure beyond the Servicer's control (and in no way related to the ability of the Servicer to make such payment or deposit) which such technical or similar failure has not been cured with one (1) Business Day;

               (b) The Servicer shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement or any other Facility Document on its part to be performed or observed, including failure to observe the Credit and Collection Policy and/or the Additional Credit Guidelines;

               (c) Any representation or warranty made or deemed to be made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Facility Document, including any Monthly Report or any Purchase Notice, shall prove to have been false or incorrect in any material respect when made;

               (d) An Event of Bankruptcy shall occur with respect to the Servicer;

               (e) A Termination Event shall occur and be continuing and the Funding Agent has notified the Seller that a determination has been made that the Servicer's ability to service the Purchased Receivables in accordance with the terms of the Facility Documents has been impaired;

               (f) The Servicer shall materially modify the Credit and Collection Policy, unless it has given the Funding Agent timely notification of such modification and the Funding Agent has determined in its reasonable discretion that such modification is not a change which would be reasonably likely to materially and adversely affect the interests of PARCO and APA Banks hereunder; or

               (g) Any event which is reasonably likely to materially and adversely affect the ability of the Servicer to perform its duties and obligations hereunder (including, but not limited to, the collection and servicing of the Purchased Receivables).

          "SERVICING FEE" means a fee with respect to each Settlement Period, payable to the Funding Agent in arrears for the account of the Servicer, equal to the product of (i) the average daily Pool Balance during such Settlement Period and (ii) the Servicing Fee Percentage.

          "SERVICING FEE PERCENTAGE" means 1.25% per annum or, if AFL is not the Servicer, such higher percentage as the Funding Agent shall reasonably determine in good faith to be the then current market rate payable to entities performing duties and functions similar to those of the Servicer hereunder.

          "SERVICING PORTFOLIO" means all Receivables serviced by AFL

(whether or not then subject to this Agreement, a Permitted Securitization Transaction or a Permitted Originator Transaction).

          "SERVICING PORTFOLIO BALANCE" means the aggregate Outstanding Balance of all Receivables which comprise the Servicing Portfolio.

          "SETTLEMENT DATE" means the 15th day of each calendar month; PROVIDED, that if in any month such day is not a Business Day, the "Settlement Date" for such calendar month shall be the first Business Day to occur after such 15th day.

          "SETTLEMENT PERIOD" means a calendar month (except that the first Settlement Period shall begin at the opening of business on the Effective Date and shall end on the last day of the calendar month in which the Effective Date occurs).

          "SOFT-ADDS" means those products which do not constitute the physical portion of a Financed Vehicle, including, but not limited to, credit life and disability insurance, vehicle extended warranty packages and vehicle servicing packages.

          "SPECIAL CHARGE" means, with respect to any Person, any item, whether cash or non-cash in nature, reported from time to time on the quarterly or annual financial statements of such Person or otherwise, which is extraordinary, unusual, or infrequent for purposes of GAAP and which is applied as a negative charge against the net income of such Person (but not including charges due to changes in accounting methods as prescribed by FASB and/or any other applicable regulatory body).

          "SUBSIDIARY" means any corporation or other entity of which Securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

          "TAXES" has the meaning assigned to that term in Section 2.9.

          "TERMINATION DATE" means the earliest of (i) the date of the reduction of the Facility Limit to zero pursuant to Section 2.4 or the declaration or automatic occurrence of the Termination Date pursuant to Section 7.1, (ii) five
(5) Business Days prior to the Commitment Expiry Date, and (iii) the Final Termination Date.

          "TERMINATION EVENT" has the meaning assigned to that term in Section

7.1.

          "TITLE" means, with respect to each Receivable, the original certificate of title or other instrument or registration evidencing ownership of the related Financed Vehicle, which certificate, other instrument or registration shall have the Lien of the Originator noted thereon or a UCC financing statement signed by the Obligor and filed in the appropriate jurisdiction evidencing the perfection of the Lien granted by the Obligor to the Originator, assigned to the Seller under the Receivables Purchase Agreement and assigned to the Funding Agent for the benefit of PARCO and the APA Banks (or its designee) as provided herein. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Title" means only a certificate of notification issued to a secured party.

          "TRANCHE" means a portion of the Net Investment funded based on a specific Tranche Rate pursuant to Article II of this Agreement.

          "TRANCHE RATE" means, for any Tranche and any Accrual Period, (i) prior to the occurrence of a Wind-Down Event, the CP Rate and (ii) following the occurrence of a Wind-Down Event, a rate equal to the applicable Assignee Rate for such Tranche and related Accrual Period.

          "TRANSITION COSTS" means any documented expenses and allocated cost of personnel reasonably incurred by a successor Servicer in connection with a transfer of servicing from the Servicer to a successor Servicer pursuant to
Section 6.1 hereof.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "WEIGHTED AVERAGE COUPON" means, as of the last day of any Settlement Period, the weighted average of the per annum interest rates applicable to the Purchased Receivables (other than Purchased Receivables that have been charged-off) as of such last day.

          "WEIGHTED AVERAGE CREDIT SCORE" means, as of the last day of each Settlement Period, the weighted average, by Outstanding Balance, of the Credit Scores of all Purchased Receivables as of such last day.

          "WEIGHTED AVERAGE REMAINING TERM" means, at any time, a term (calculated in years on an aggregate basis) equal to two (2) years.

          "WIND-DOWN EVENT" means the occurrence of any of the following events:

          (a) PARCO, in its sole discretion, determines that it is unable or unwilling to issue Commercial Paper to fund the Net Investment or to make Purchases pursuant to Section 2.1(a);

          (b) the providers of PARCO's liquidity and/or letter of credit facilities shall have given notice that an event of default has occurred and is continuing under their respective agreements with PARCO;

          (c) on the fifth (5th) Business Day prior to the Commitment Expiry Date, the APA Banks shall have notified PARCO that their commitments will not be extended for an additional 364 days;

          (d) PARCO's Commercial Paper shall not be rated at least A-1/P-1 by S&P and Moody's, respectively; and

          (e)  a Termination Event or a Potential Termination Event.

          "YEAR 2000 COMPLIANT" means, with regard to any Person, that all software, embedded microchips, and other processing capabilities utilized by, and material to the business or servicing operations or financial condition of such Person, are able to interpret and manipulate data involving all calendar dates correctly and without causing any abnormal ending scenario, including dates in and after the Year 2000.

          SECTION 1.2 OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          SECTION 1.3 COMPUTATION OF TIME PERIOD. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                      ARTICLE II

                          AMOUNTS AND TERMS OF THE PURCHASES

          SECTION 2.1 FACILITY. (a) From the Effective Date to the Termination Date, (i) prior to the occurrence of a Wind-Down Event, PARCO, acting through the Funding Agent, may, in its sole discretion, make Purchases from the Seller and (ii) following the occurrence of a Wind-Down Event, the APA Banks, acting through the Funding Agent, shall make Purchases from the Seller on the terms and conditions set forth herein. Each such Purchase shall constitute an absolute assignment and sale by the Seller, and a purchase and acquisition by PARCO or the APA Banks, as applicable, of Purchased Assets, including, without limitation, Purchased Receivables, Related Security and Collections with respect thereto. Under no circumstances shall PARCO or the APA Banks, as applicable, make an Incremental Purchase, if, after giving effect to such Incremental Purchase, the outstanding Net Investment hereunder would exceed the Facility Limit. Each Incremental Purchase shall be in a minimum amount of at least $5,000,000. Nothing in this Agreement shall be deemed to be or construed as a commitment by PARCO to make Purchases at any time.

               (b) It is the intention of the parties hereto that each Purchase of Receivables, Related Security and Collections made hereunder shall constitute a sale, which sale is absolute, irrevocable and without recourse except as specifically provided herein and provide PARCO and the APA Banks, as applicable, with the full benefits of ownership of the Purchased Receivables and such related Purchased Assets. Neither the Seller, the Funding Agent, PARCO nor the APA Banks intend for the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from PARCO or the APA Banks to the Seller secured by such assets. In addition, the Seller hereby pledges, grants a security interest in and assigns to the Funding Agent, for the benefit of PARCO and the APA Banks, as security for such loans and for the payment and performance of all obligations of the Seller hereunder, all of the Seller's right, title and interest in, to and under (i) the Purchased Receivables, the Related Security and Collections related thereto, (ii) the Reserve Account, the Collection Account, the Lock-Box and the Lock-Box Account and all funds and investments on deposit therein and credited thereto, (iii) the Demand Note, (iv) the Receivables Purchase Agreement, (v) Interest Rate Hedges and (vi) all proceeds of the foregoing. It is the intention of the parties hereto that the Purchases of Purchased Receivables, Related Security and Collections made hereunder shall constitute sales of such Purchased Receivables, Related Security and Collections rather than a loan secured by such Purchased Receivables, Related Security and Collections, and the Seller agrees to note, clearly and unambiguously, on its financial statements and its electronic ledgers and other applicable records that such Purchased Receivables, Related Security and Collections have been sold to PARCO or the APA Banks, as applicable.

          SECTION 2.2 MAKING PURCHASES.

               (a) INCREMENTAL PURCHASES. Each Incremental Purchase shall be made on a Purchase Date upon delivery to the Funding Agent of a Purchase Notice at least one Business Day prior such Purchase Date UNLESS any portion of Discount with respect to the initial Tranche applicable to such Purchase is to be calculated by reference to a Eurodollar Rate, in which case such notice must be delivered to the Funding Agent by no later than 2:00 P.M. (New York time) on the third (3rd) Business Day before such Purchase Date. Each Purchase Notice for an Incremental Purchase shall specify the amount of the proposed increase to outstanding Net Investment as a result of such requested Incremental Purchase. Each Purchase Notice shall be in the form of Exhibit F hereto.

               (b) EFFECT OF PAYMENT OF PURCHASE PRICE. Upon the payment of the Purchase Price for any Purchase, title to the Purchased Receivables specified in the related Purchase Notice and the other Purchased Assets related thereto shall vest in PARCO or the APA Banks, as applicable, whether or not the conditions precedent to such Purchase were in fact satisfied; PROVIDED, HOWEVER, that PARCO or the APA Banks, as applicable, shall not be deemed to have waived any claim any of them may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent.

               (c) AGGREGATE PURCHASE PRICE; ADVANCE PERCENTAGE. Each of PARCO or each APA Bank, as applicable, shall pay to the Seller, through the Funding Agent, its PRO RATA share of the increase in the Net Investment attributable to each Incremental Purchase. The Advance Percentage will be calculated for each Purchase prior to the applicable Purchase Date.

          The amount of each Incremental Purchase shall be the amount requested by the Seller in the related Purchase Notice; PROVIDED, that after giving effect to such Incremental Purchase, the Net Investment shall not exceed the product of the Advance Percentage and the Net Pool Balance (net of Principal Collections held in the Collection Account and the Lock-Box Account at such time) (the "PURCHASE PRICE"); PROVIDED FURTHER, that, if a Purchase occurs on a day which is after the Determination Date related to any Settlement Period but prior to the Settlement Date related to such Settlement Period, the Purchase Price shall be the product of the Advance Percentage (adjusted according to the most recently delivered Monthly Report or the most recently available information regarding AFL's long-term debt rating) and the Outstanding Balance of Receivables to become Purchased

Receivables on such date, and the immediately preceding proviso shall not be applicable with respect to such Purchase. On the date of each Incremental Purchase, PARCO or each APA Bank, as applicable, shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Funding Agent at its address referred to in Section 2.6 its ratable portion, of the aggregate amount of such Incremental Purchase in same day funds, and after receipt by the Funding Agent of such funds, the Funding Agent will make such funds immediately available to the Seller at Chase's address at 450 West 33rd Street, New York, New York or as otherwise notified to the Funding Agent by the Seller from time to time. The ownership interest of PARCO or the APA Banks, as applicable, in the Purchased Assets shall be evidenced by a Certificate executed by the Seller and delivered to the Funding Agent. After the Final Collection Date has occurred, PARCO and each APA Bank shall, through the Funding Agent, assign and sell to the Seller its respective remaining interest in the Purchased Assets at par and any remaining Collections without any recourse, representation or warranty, express or implied (other than a representation and warranty that such Purchased Assets are free and clear of any Lien created by or through the Funding Agent for the benefit of PARCO and the APA Banks ).

          SECTION 2.3 TRANSFERS OF INTERESTS IN CONTRACTS. Except as expressly set forth in this Agreement, neither the Funding Agent, PARCO nor any APA Bank shall have any affirmative obligation or liability with respect to any Purchased Receivables or related Contracts or any other Purchased Assets (including, without limitation, any Interest Rate Hedges), nor shall any of them be obligated to perform any of the affirmative obligations of the Seller or the Originator thereunder.

          SECTION 2.4 TERMINATION OR REDUCTION OF THE FACILITY LIMIT. The Seller may, upon at least five (5) Business Days' written notice to the Funding Agent, terminate in whole or reduce in part the unused portion of the Facility Limit; PROVIDED, HOWEVER, that each partial reduction shall be in an amount equal to $1,000,000 or an integral multiple thereof.

          SECTION 2.5 SETTLEMENT PROCEDURES.

               (a) MONTHLY REPORTS. On or prior to each Determination Date, the Servicer shall prepare and forward to the Funding Agent and the Back-Up Servicer a Monthly Report substantially in the form of Exhibit E hereto; PROVIDED, that the Servicer shall be deemed not to be in default with respect to the foregoing requirement if such default is cured within one (1) Business Day.

               (b) RECEIPT OF COLLECTIONS AND INTEREST RATE HEDGE PAYMENTS. The Servicer shall cause all Collections of Purchased Receivables deposited in
(i) the Lock-Box to be transferred to the Lock-Box Account within one (1) Business Day following receipt thereof into the Lock-Box and (ii) the Lock-Box Account to be transferred to the Collection Account within two (2) Business Days (or, after a Servicer Termination Event, one (1) Business Day) following receipt thereof into the Lock-Box Account, and shall in no event later than two (2) Business Days after such receipt (or, after a Servicer Termination Event, one
(1) Business Day) transfer any and all Collections of Purchased Receivables received by the Servicer to the Collection Account. In addition, each payment from the applicable counterparty under an Interest Rate Hedge and all Recoveries (to the extent not previously deposited into the Collection Account) and Repurchase Proceeds paid by the Seller pursuant to Section 8.2 hereof shall be deposited to the Collection Account. All Collections of Purchased Receivables received by the Servicer shall, prior to deposit in the Collection Account, be held in trust by the Servicer for the benefit of PARCO, the APA Banks and the Seller.

               (c) SETTLEMENT DATES. On each Settlement Date, the Funding Agent, at the direction of the Servicer, shall pay, from the Collections for the related Settlement Period, to the following Persons in the following order of priority:

                    (i) FIRST, to the Servicer, to repay any outstanding Servicer Advances;

                    (ii) SECOND, to the Lock Box Bank and the independent accountants, on a PRO RATA basis, to pay fees owed and reasonable out-of-pocket costs and expenses which are accrued and unpaid;

                    (iii) THIRD, to the Servicer, any accrued and unpaid Servicing Fee;

                    (iv) FOURTH, to the Back-Up Servicer, any accrued and unpaid Back-Up Servicing Fee;

                    (v) FIFTH, to the Funding Agent, Discount and related fees (including commercial paper placement agent fees) on Commercial Paper issued by PARCO to fund the Net Investment, as well as, if applicable, any Discount under the Asset Purchase Agreements, in each case accrued during the immediately preceding Accrual Period; and

                    (vi) SIXTH, to the Funding Agent, all Program Fees as outlined in the Fee Letter;

                    (vii) SEVENTH, to the Funding Agent, an amount equal to any amount described in clause (v) which is then past due;

                    (viii) EIGHTH, to PARCO and the APA Banks, as applicable, an amount necessary to reduce the Net Investment to an amount not greater than the product of (A) the Advance Percentage and (B) the Net Pool Balance;

                    (ix) NINTH, following any replacement of the Servicer, to a successor Servicer to pay the reasonable costs of transition, to the extent such costs have not been paid by the terminated Servicer;

                    (x) TENTH, after the occurrence of the Termination Date, to PARCO and the APA Banks, as applicable, any remainder to reduce the Net Investment;

                    (xi) ELEVENTH, prior to the occurrence of the Termination Date, the balance, if any, for deposit into the Reserve Account such that the amount on deposit therein equals the greater of (A) the Minimum Reserve Account Balance and (B) 6% of the Pool Balance;

                    (xii) TWELFTH, to each applicable Affected Party, on a PRO RATA basis, amounts to cover increased costs of such Affiliated Party of the type described in Sections 2.7, 2.8, 2.9, 2.10 and 9.6;

                    (xiii) THIRTEENTH, to each applicable Affected Party any Indemnified Amounts owing (other than in clause (xii) above), payable on a PARI PASSU basis;

                    (xiv) FOURTEENTH, to the applicable person, any other costs and expenses due and owing to PARCO, the Funding Agent and the APA Banks; and

                    (xv) FIFTEENTH, to the Seller, any remaining funds, PROVIDED that, following a Termination Date, all remaining collections will be used to reduce the Net Investment until the Net Investment is reduced to zero.

               (d) SERVICER ADVANCES. In the event that, on any date, Collections are not sufficient to pay the sum of the amounts described in clauses (ii) through (iv) above due and payable on such day, the Servicer shall advance an amount equal to such amounts due and payable on such day (each, a "SERVICER ADVANCE").

               (e) RESERVE ACCOUNT ADVANCES. If, on any date, Collections are not sufficient to pay the sum of the amounts described in clauses (i) through (viii) above that are then due and payable (after taking into account any Servicer Advance), funds on deposit in the Reserve Account will be used to cover such deficiency (PROVIDED, that any such applications with respect to the amounts described in clause (c)(vi) of this Section shall be made on a Settlement Date).

          SECTION 2.6 PAYMENTS AND COMPUTATIONS, ETC. All amounts to be paid or deposited by or at the direction of the Seller or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 P.M. (New York time) on the day when due in lawful money of the United States of America in immediately available funds to a special account (account number 507-940-628) in the name of the Funding Agent and maintained at Chase's office at 450 West 33rd Street in The City of New York. The Seller shall, to the extent permitted by law, pay to the Funding Agent, pursuant to Section 2.5(c)(xiv), interest on all amounts not paid or deposited when due hereunder at 2% per annum above the applicable Base Rate, payable on the next succeeding Settlement Date (prior to a Termination Event) or on demand (following a Termination Event); PROVIDED, HOWEVER, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be distributed by the Funding Agent to PARCO or the APA Banks, as applicable. All computations of interest and all computations of Discount and fees hereunder shall be made on the basis of a year of 360 days (or, in the case of Discount calculated at a Base Rate, a year of 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed.

          SECTION 2.7 YIELD PROTECTION. (a) If, after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

               (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Affected Party or shall impose on any Affected Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Facility Documents, the ownership, maintenance or financing of the Purchased Assets or payments of amounts due hereunder or its obligation to advance funds hereunder or under the other Facility Documents, the ownership, maintenance or financing of the Purchased Assets or the Purchased Receivables; or

               (ii) imposes upon any Affected Party any other expense with respect to this Agreement, the other Facility Documents, the ownership, maintenance or financing of the Purchased Assets, the Purchased Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder or otherwise in respect of this Agreement, the other Facility Documents, the ownership, maintenance or financing of the Purchased Assets or the Purchased Receivables;

and the result of any of the foregoing is to increase the cost to such Affected Party with respect to this Agreement, the other Facility Documents, the ownership, maintenance or financing of the Purchased Assets, the Purchased Receivables, the obligations hereunder, the funding of any Purchases hereunder or under the other Facility Documents, by an amount deemed by such Affected Party to be material, then, on the next succeeding Settlement Date following demand by such Affected Party, the Seller shall pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for such increased cost or reduction; PROVIDED that no such amount shall be payable with respect to any period commencing more than sixty (60) days prior to the date such Affected Party first notifies the Seller of its intention to demand compensation therefor under this Section 2.7(a); PROVIDED FURTHER that if such change in Law, rule or regulation giving rise to such increased costs or reductions is retroactive, then such 60-day period shall be extended to include the period of retroactive effect thereof.

               (b) If any Affected Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Affected Party (or its parent) as a consequence of such Affected Party's obligations hereunder or with respect hereto to a level below that which such Affected Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, on the next succeeding Settlement Date after demand by such Affected Party, the Seller shall pay to such Affected Party such additional amount or amounts as will compensate such Affected Party (or its parent) for such reduction; PROVIDED that no such amount shall be payable with respect to any period commencing more than sixty (60) days prior to the date such Affected Party first notifies the Seller of its intention to demand compensation therefor under this Section 5.2(a); PROVIDED FURTHER that if such change in Law, rule or regulation giving rise to such increased costs or reductions is retroactive, then such 60-day period shall be extended to include the period of retroactive effect thereof.

               (c) Anything in this Section 2.7 to the contrary notwithstanding, if PARCO enters into agreements for the acquisition of interests in receivables from one or more Other Sellers, PARCO shall ratably allocate the liability for any amounts under this Section 2.7 ("SECTION 2.7 COSTS") to the Seller and each Other Seller; PROVIDED, HOWEVER, that if such
Section 2.7 Costs are attributable to the Seller, the Originator or the Servicer and not attributable to any Other Seller, the Seller shall be solely liable for such Section 2.7 Costs or, if such Section 2.7 Costs are attributable to Other Sellers and not attributable to the Seller, the Originator or the Servicer, such Other Sellers shall be solely liable for such Section 2.7 Costs.

          The Funding Agent will, within fifteen (15) days after receipt of notice of any event occurring after the date hereof which will entitle an Affected Party to compensation pursuant to this Article II, notify the Seller in writing. Any notice by the Funding Agent claiming compensation under this
Article II and setting forth in reasonable detail an explanation therefor and a calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Funding Agent or any applicable Affected Party may use any reasonable averaging and attributing methods.

          SECTION 2.8 ILLEGALITY. (a) Notwithstanding any other provision herein, if, after the Effective Date, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future

Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law), shall make it unlawful for any APA Bank to acquire or maintain a Eurodollar Tranche at the applicable Eurodollar Rate as contemplated by this Agreement, (i) such APA Bank shall, within fifteen (15) days after receiving actual knowledge thereof, deliver a certificate to the Seller (with a copy to the Funding Agent) setting forth the basis for such illegality, which certificate shall be conclusive absent manifest error, (ii) the commitment of such APA Bank hereunder to make a portion of a Eurodollar Tranche, continue any portion of a Eurodollar Tranche as such and convert a BR Tranche to a Eurodollar Tranche shall forthwith be cancelled, and such cancellation shall remain in effect so long as the circumstance described above exists, and (iii) such APA Bank's portion of any Eurodollar Tranche then outstanding shall be converted automatically to a BR Tranche on the last day of the related Tranche, or within such earlier period as required by law.

          If any such conversion of a portion of a Eurodollar Tranche occurs on a day which is not the last day of the related Tranche, the Seller shall pay to such APA Bank such amounts, if any, as may be required to compensate such APA Bank for the costs of such conversion. If circumstances subsequently change so that it is no longer unlawful for an affected APA Bank to acquire or to maintain a portion of a Eurodollar Tranche as contemplated hereunder, such APA Bank will, as soon as reasonably practicable after such APA Bank knows of such change in circumstances, notify the Seller and the Funding Agent, and upon receipt of such notice, the obligations of such APA Bank to acquire or maintain its acquisition of portions of Eurodollar Tranches or to convert its portion of a BR Tranche into portions of Eurodollar Tranches shall be reinstated.

          (b) By its execution of an Asset Purchase Agreement, each APA Bank agrees that, upon the occurrence of any event giving rise to the operation of
Section 2.8(a) with respect to such APA Bank, it will, if requested by the Seller and to the extent permitted by law or by the relevant Official Body, endeavor in good faith to change the office at which it books its portions of Eurodollar Tranches hereunder if such change would make it lawful for such APA Bank to continue to acquire or to maintain its acquisition of portions of Eurodollar Tranches hereunder; PROVIDED, HOWEVER, that such change may be made in such manner that such APA Bank, in its sole determination, suffers no unreimbursed cost or expense or any other material disadvantage whatsoever.

          (c) Upon the receipt by the Seller of a claim for reimbursement or compensation under Section 2.7 or Section 2.8 hereof by an Affected Party, if payment thereof shall not be waived by such Affected Party, the Seller may (a) request such Affected Party to obtain a replacement bank, financial institution or structured lender, as applicable, satisfactory to the Seller (in the case of a replacement lender) and meeting the requirements of an APA Bank hereunder, to acquire and assume all or a ratable part of such Affected Party's commitment to make purchases, or interests therein (a "REPLACEMENT PERSON"), (b) request one or more of the other APA Banks to acquire and assume all or part of such Affected Party's commitment to make Purchases or interests therein (which request may be accepted or rejected in the sole discretion of each such APA
Bank), or (c) designate a Replacement Person. Any such designation of Replacement Person pursuant to clause (a) or clause (c) above shall be subject to the prior written consent of the Funding Agent (which consent shall not be unreasonably withheld). Upon notice from the Seller, such Affected Party shall assign its commitment to make Purchases, or interests therein, and its other rights and obligations (if any) hereunder, or a ratable share thereof, to the Replacement Person or Replacement Persons designated by the Seller for a purchase price equal to the sum of the principal amount of the Purchases or interests therein, so assigned, all accrued and unpaid yield thereon and any other amounts (including fees) to which such Affected Party is entitled hereunder; PROVIDED that (i) the Seller shall provide such Affected Party with an officer's certificate stating that such Replacement Person has advised the Seller that it is not subject to, or has agreed not to seek, such increased amount and (ii) any such assignment shall be without recourse, representation or warranty by such Affected Party, and upon effectiveness of such assignment, the obligations of such APA Bank hereunder shall be extinguished.

          SECTION 2.9 TAXES. (a) All payments made by the Seller, the Originator or the Servicer to the Funding Agent for the benefit of PARCO and the APA Banks under this Agreement and any other Facility Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body (EXCLUDING (i) taxes imposed on the net income of the Funding Agent or any other Affected Party, however denominated, and (ii) franchise taxes imposed on the net income of the Funding Agent or any other Affected Party in each case imposed: (1) by the United States or any political subdivision or taxing authority thereof or therein; (2) by any jurisdiction under the laws of which the Funding Agent or such Affected Party or lending office is organized or in which its lending office is located, managed or controlled or in which its principal office is located or any political subdivision or taxing authority thereof or therein; or
(3) by reason of any connection between the jurisdiction imposing such tax and the Funding Agent, such Affected Party or such lending office other than a connection arising solely from this Agreement or any other Facility Document or any transaction hereunder or thereunder) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings, collectively or individually, "TAXES"). If any such Taxes are required to be withheld from any amounts payable to the Funding Agent or any Affected Party hereunder, the amounts so payable to the Funding Agent or such Affected Party shall be increased to the extent necessary to yield to the Funding Agent or such Affected Party (after payment of all Taxes) all amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Facility Documents. The
Seller shall indemnify the Funding Agent or any such Affected Party for the full amount of any such Taxes on the Settlement Date occurring after the date of written demand therefor by the Funding Agent; PROVIDED that no Person shall be indemnified pursuant to this Section 2.9(a) to the extent the reason for such indemnification relates to, or arises from, the failure by such Person to comply with the provisions of Section 2.9(b).

               (b) Each Affected Party that is not incorporated under the laws of the United States of America or a state thereof or the District of Columbia shall:

               (i) prior to becoming a party to any Facility Document, deliver to the Seller (A) two duly completed copies of IRS Form 1001 or Form 4224, or successor applicable form, as the case may be, and (B) an IRS Form W-8 or W-9, or successor applicable form, as the case may be;

               (ii) deliver to the Seller two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Seller; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Seller;

unless, in any such case, an event (including, without limitation, any change in treaty, law or regulation) has occurred after the Effective Date and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Affected Party from duly completing and delivering any such form with respect to it, and such Affected Party so advises the Seller. Each such Affected Party so organized shall certify (i) in the case of an IRS Form 1001 or IRS Form 4224, that it is entitled to receive payments under the this Agreement and the other Facility Documents without deduction or withholding of any United States federal income taxes and (ii) in the case of an IRS Form W-8 or IRS Form W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that is a purchaser or participant under an Asset Purchase Agreement, or which otherwise becomes a party to an Asset Purchase Agreement as an APA Bank, shall, prior to the effectiveness of such assignment, participation or addition, as applicable, be required to provide all of the forms and statements required pursuant to this Section 2.9.

          SECTION 2.10 BROKEN FUNDING. In the event of (a) the payment of any principal of any Eurodollar Tranche other than on the last day of such Tranche (including as a result of the occurrence of the Termination Date or an optional prepayment of a Eurodollar Tranche), (b) the conversion of any Eurodollar Tranche other than on the last day of such related Tranche, or (c) any failure to borrow, convert, continue or prepay any Eurodollar Tranche on the date specified in any notice delivered pursuant hereto, then, in any such event, the Seller shall compensate the applicable APA Banks for the loss, cost and expense attributable to such event. Such loss, cost or expense to any APA Banks shall be deemed to include an amount determined by such APA Bank to be the excess, if any, of (i) the amount of the Discount, as the case may be, which would have accrued on the principal amount of such Eurodollar Tranche had such event not occurred, at a Eurodollar Rate that would have been applicable to such Eurodollar Tranche, for the period from the date of such event to the last day of such Tranche (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Accrual Period for such Tranche), over
(ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such APA Bank would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the interbank eurodollar market. Within fifteen (15) days after any APA Bank hereunder receives actual knowledge of any of the events specified in this Section 2.10, a certificate of such APA Bank setting forth in reasonable detail a calculation of any amount or amounts that such APA Bank is entitled to receive pursuant to this Section 2.10 and the reason(s) therefor shall be delivered to the Seller and shall be conclusive absent manifest error. The Seller shall pay each such APA Bank the amount shown as due on any such certificate on the next succeeding Settlement Date after receipt thereof.

          SECTION 2.11 INABILITY TO DETERMINE EURODOLLAR RATE. If, prior to the first day on which any Eurodollar Tranche commences:

          (i) the Funding Agent shall have determined or shall have been notified (which determination or notification, in the absence of manifest error, shall be conclusive and binding upon the Seller) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining a Eurodollar Rate for such Tranche; or

          (ii) the Funding Agent shall have received notice from the Required APA Banks that a Eurodollar Rate determined or to be determined for such Tranche will not adequately and fairly reflect the cost to such APA Bank(s) (as conclusively certified by such APA Bank(s)) of purchasing or maintaining its/their affected portions of Eurodollar Tranches during the related Accrual Period;

then, in either such event, the Funding Agent shall give telecopy or telephonic notice thereof (confirmed in writing) to the Seller and the APA Banks as soon as practicable (but, in any event, within fifteen (15) days after such determination or notice, as applicable) thereafter. Until such notice has been withdrawn by the Funding Agent, no further Eurodollar Tranches shall be made. The Funding Agent agrees to withdraw any such notice as soon as reasonably practicable after the APA Banks Agent is notified of a change in circumstances which makes such notice inapplicable.

          SECTION 2.12 SHARING OF PAYMENTS, ETC. If PARCO or any APA Bank (for purposes of this Section 2.12 only, being a "RECIPIENT") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Purchased Assets owned by it in excess of its ratable share of payments on account of any interest in the Purchased Assets obtained by PARCO and/or the APA Banks entitled thereto, such Recipient, through the Funding Agent, shall forthwith purchase from PARCO and/or the APA Banks, as applicable, entitled to a share of such amount, participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient, through the Funding Agent, the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

          SECTION 2.13 RESERVE ACCOUNT.

                    (a)      ESTABLISHMENT OF THE RESERVE ACCOUNT.   The
Servicer, for the benefit of PARCO, the APA Banks and the Funding Agent shall establish and maintain or cause to be established and maintained with a bank acceptable to the Funding Agent, in the name of the Funding Agent for the benefit of PARCO and the

APA Banks, as an Eligible Account, a reserve account (the "RESERVE ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of PARCO and APA Banks. The Funding Agent, for the benefit of PARCO and the APA Banks, shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Funding Agent for the benefit of PARCO and the APA Banks. The taxpayer identification number associated with the Reserve Account shall be that of the Seller and the Seller will report for Federal, state and local income tax purposes, the income, if any, represented by the Reserve Account. If the Reserve Account shall at any time cease to be an Eligible Account, then the Servicer shall, immediately thereafter, establish a new Eligible Account as the Reserve Account, which Eligible Account shall be maintained as set forth in this
Section 2.13, and shall, on such date, transfer all funds in the existing Reserve Account to such new Reserve Account.

          On the Effective Date, the Seller shall deposit an amount in the Reserve Account equal to the Minimum Reserve Account Balance as of such date.
On each Settlement Date, the Seller shall deposit or cause to be deposited in the Reserve Account, from Collections, an amount in accordance with Section 2.5(c)(xi). On each Business Day, the Seller shall deposit or cause to be deposited in the Reserve Account an amount sufficient to ensure that the Minimum Reserve Account Balance is satisfied.

               (b) ADMINISTRATION OF THE RESERVE ACCOUNT. Funds on deposit in the Reserve Account shall, at the direction of the Servicer, be invested by
the Funding Agent in Permitted Investments.   Each instruction by the Servicer
shall designate specific investments and shall certify that the investments so specified constitute Permitted Investments. The Servicer, shall manage the maturities of such investments such that amounts available for withdrawal on each Settlement Date will be sufficient to comply with the requirements of
Section 2.13(c). The Funding Agent shall not be liable for any loss incurred in connection with any investment in the Reserve Account.

               (c)      WITHDRAWALS FROM RESERVE ACCOUNT.   If, on any
Settlement Date, the Servicer shall have insufficient Collections to pay the amounts required under Sections 2.5(c)(i)-(viii), the Servicer shall be required to direct the Funding Agent to make a withdrawal from the Reserve Account in an amount sufficient to pay any remaining amounts owing thereunder. If, on any Settlement Date, after giving effect to the transactions occurring on such Settlement Date, funds on deposit in the Reserve Account are in excess of the greater of (x) the Minimum

Reserve Account Balance and (y) 6% of the Pool Balance at such time, the Servicer may withdraw and apply such excess as Collections in accordance with
Section 2.5(c); PROVIDED, HOWEVER that on each Settlement Date occurring after the Termination Date, such excess shall be treated as Principal Collections and applied in accordance with Section 2.5(c)(x). After any Optional Sale which has fully satisfied the requirements of Section 3.3, and provided that no Termination Event has occurred and is continuing, the Servicer may withdraw and remit to the Seller funds from the Reserve Account in an amount equal to the product of (i) the amount in the Reserve Account immediately prior to such Optional Sale and (ii) a fraction, the numerator of which is the Outstanding Balance of Eligible Receivables sold and assigned pursuant to such Optional Sale, and the denominator of which is the Net Pool Balance before giving effect to the Optional Sale; PROVIDED, HOWEVER that after such withdrawal, the amount in the Reserve Account shall not be less than the Minimum Reserve Account Balance. On the Business Day succeeding the Final Collection Date, the Servicer shall withdraw from the Reserve Account all amounts on deposit therein for remittance to the Seller. The Funding Agent hereby grants to the Servicer the authority to make the withdrawals from the Reserve Account described in this
Section 2.13(c).


          SECTION 2.14 COLLECTION ACCOUNT.

               (a)      ESTABLISHMENT OF THE COLLECTION ACCOUNT.   The Servicer,
for the benefit of PARCO, the APA Banks and the Funding Agent shall establish and maintain or cause to be established and maintained with a bank acceptable to the Funding Agent, in the name of the Funding Agent for the benefit of PARCO and the APA Banks, as an Eligible Account, a collection account (the "COLLECTION ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of PARCO and the APA Banks. The Funding Agent, for the benefit of PARCO and the APA Banks, shall possess all right, title and interest in and to all funds on deposit from time to time in the Collection
Account and in all proceeds thereof.   The taxpayer identification number
associated with the Collection Account shall be that of the Seller, and the Seller will report for Federal, state and local income tax purposes, the income, if any, represented by the Collection Account. If the Collection Account shall at any time cease to be an Eligible Account, then the Servicer shall, immediately thereafter, establish a new Eligible Account as the Collection Account, which Eligible Account shall be maintained as set forth in this Section 2.14, and shall, on such date, transfer all funds in the existing Collection Account to such new Collection Account.

               (b) ADMINISTRATION OF THE COLLECTION ACCOUNT. Funds on deposit in the Collection Account shall, at the direction of the Servicer, be
invested by the Funding Agent in Permitted Investments.   The Servicer shall
designate by standing or periodic instructions delivered to the Funding Agent specific investments and shall certify that the investments so specified constitute Permitted Investments.

If no instructions are so in effect, the Funding Agent shall invest such funds in Permitted Investments in its sole discretion. The Funding Agent, at the direction of the Servicer, shall manage the maturities of such investments such that amounts available for withdrawal on each Settlement Date will be sufficient to comply with the requirements of Section 2.14(c). The Funding Agent shall not be liable for any loss incurred in connection with any investment in the Collection Account.


               (c)      WITHDRAWALS FROM COLLECTION ACCOUNT.   The Funding Agent
shall have the sole right of withdrawal from the Collection Account and shall withdraw funds on deposit therein on each Settlement Date or otherwise in
accordance with the terms of this Agreement.   On the Business Day succeeding
the Final Collection Date, the Funding Agent shall withdraw from the Collection Account all amounts on deposit therein for remittance to the Seller. On and after the occurrence of a Servicer Termination Event or a Termination Event, the Servicer shall remit daily, immediately upon receipt, to the Collection Account all Collections received with respect to any Purchased Receivables. Following an Optional Sale, an optional repurchase pursuant to Section 3.4 or a Permitted Securitization Transaction immediately after which the Net Investment is equal to zero and all Aggregate Unpaids have been paid by the Seller to the Funding Agent, PARCO and the APA Banks, all amounts in the Collection Account shall be released to the Seller.

                                     ARTICLE III

                       CONDITIONS OF PURCHASES; OPTIONAL SALES

          SECTION 3.1 CONDITIONS PRECEDENT TO EFFECTIVENESS. This Agreement shall become effective on the first day on which the Funding Agent, on behalf of PARCO and the APA Banks, shall have received the following (the "EFFECTIVE DATE"), each in form and substance satisfactory to the Funding Agent:

               (a) This Agreement and the Asset Purchase Agreement executed by each party thereto, together with the certificates required under each such agreement, and the Demand Note, executed by AFL in favor of the Seller;

               (b) A copy of the resolutions of the Board of Directors of the Seller and AFL approving this Agreement and the other Facility Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

               (c) The Certificate, or Articles, of Incorporation of each of the Seller and AFL certified by the appropriate Secretary of State;

               (d) Good Standing Certificates for each of the Seller and AFL issued by the Secretary of State of Delaware and the Secretary of State of Minnesota, respectively;

               (e) A certificate of the Secretary or Assistant Secretary of each of the Seller and AFL certifying (i) the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Facility Documents to be delivered by it hereunder (on which certificate the Funding Agent, PARCO and the APA Banks may conclusively rely until such time as the Funding Agent shall receive from the Seller a revised certificate meeting the requirements of this subsection (e)) and (ii) a copy of the Seller's by-laws;

               (f) Acknowledgment copies of proper UCC-1 Financing Statements (executed by the Originator and/or Seller, as applicable), as may be necessary or, in the opinion of the Funding Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Funding Agent's, PARCO's and the APA Banks' respective interests in all Purchased Receivables and Related Security in which an interest may be assigned to it hereunder;

               (g) Certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Funding Agent), dated a date reasonably near to the date of the initial Purchase, listing all effective financing statements which name the Seller or the Originator

(under their respective present names and any previous names) as debtor and which are filed in the jurisdictions in which filings were made pursuant to subsection (f) of this Section 3.1, together with copies of such financing statements;

               (h)    The Lock-Box Agreement, executed by the parties thereto;

               (i) The Receivables Purchase Agreement, executed by the Seller and the Originator, together with copies of all documents required to be delivered thereunder as a condition precedent to the initial purchase of Receivables thereunder;

               (j) Opinion(s) of Dorsey & Whitney LLP, special counsel for the Seller and AFL in form and substance satisfactory to the Funding Agent, as to such matters as the Funding Agent may reasonably request;

               (k) The Fee Letter shall have been duly executed and delivered by the Seller and accepted by the Funding Agent;

               (l) S&P shall have confirmed it's A-1 rating of PARCO's Commercial Paper and Moody's shall have confirmed its P-1 rating of PARCO's Commercial Paper; and

               (m) Such other documents, instruments, certificates and opinions of counsel as the Funding Agent, PARCO or the APA Banks shall reasonably request.

          SECTION 3.2 CONDITIONS PRECEDENT TO ALL PURCHASES. Each Purchase (including the initial Purchase) shall be subject to the further conditions precedent that:

               (a) on or prior to the date thereof, the Servicer shall have delivered to the Funding Agent, (1) in form and substance reasonably satisfactory to the Funding Agent, a completed Purchase Notice dated at least one Business Day prior to the date of such Purchase and containing such additional information as may be reasonably requested by the Funding Agent, (2) a duly completed Monthly Report for the immediately preceding Settlement Period for which a Monthly Report was due in accordance with this Agreement, and (3) evidence, in form and substance satisfactory reasonably to the Funding Agent, that the Seller has entered into Interest Rate Hedges satisfying the requirements of Section 5.1(l) (together, for any Interest

Rate Hedges the counterparty of which is not a Funding Agent, with an Interest Rate Hedge Assignment Acknowledgment duly executed by such counterparty and concurrently delivered to the Funding Agent); and

               (b) on the date of each Purchase, the following statements shall be true, and the Seller, by accepting the amount for an Incremental Purchase or by receiving the proceeds of Collections in consideration for a Purchase pursuant to Section 2.5, shall be deemed to have certified that:

                    (i)    The representations and warranties contained in
          Section 4.1 hereof and Section 4.1 of the Receivables Purchase Agreement are correct on and as of such day as though made on and as of such date;

                    (ii) No event has occurred and is continuing, or would result from such Purchase which constitutes a Termination Event or would constitute a Termination Event but for the requirement that notice be given or time elapse or both; and

                    (iii) The provisions of Section 2.2(a) hereof have been satisfied in all material respects.

               (c) at its request, the Funding Agent shall have received (with copies to the Rating Agencies indicating that each Rating Agency is entitled to rely thereon), with respect to any state in which, after giving effect to such Purchase, more than 10% of the aggregate Outstanding Balance of all Receivables comprising the Servicing Portfolio Balance shall relate to Financed Vehicles titled (or to be titled) in such state, an opinion of counsel (or a reliance letter) in form and substance reasonably satisfactory to the Funding Agent; PROVIDED that no such opinion of counsel shall be necessary with respect to any such state to the extent the Funding Agent shall have received, on, or prior to, the Effective Date or on any previous Purchase Date, such an opinion of counsel with respect to such state (unless, in the opinion of any of them, reasonable legal or factual reasons shall exist at such time to require an additional opinion of counsel with respect to such state); and

               (d) the Funding Agent shall have received such other approvals or documents as the Funding Agent may reasonably request.

          SECTION 3.3 OPTIONAL SALES. (a) On any Optional Sale Date, the Seller shall have the right to prepay all or a portion of the Net Investment in connection the sale and assignment to the Seller by PARCO or the APA Banks, as applicable, of Optional Sale Related Collateral (each, an "OPTIONAL SALE"), subject to the following terms and conditions:

                    (i) The Seller shall have given the Funding Agent at least five (5) Business Days' prior written notice of its intent to effect an Optional Sale;

                    (ii) Any Optional Sale shall be in connection with a Permitted Securitization Transaction or a Permitted Originator Transaction;

                    (iii) Unless an Optional Sale is to be effected on a Settlement Date (in which case the relevant calculations with respect to such Optional Sale shall be reflected on the applicable Monthly Report), the Servicer shall deliver to the Funding Agent a Servicer's Optional Sale Date Certificate, together with evidence to the Funding Agent (which evidence may consist solely of the Servicer's Optional Sale Date Certificate) that the Seller shall have sufficient funds on the related Optional Sale Date to effect the contemplated Optional Sale in accordance with this Agreement. In effecting an Optional Sale, the Seller may (i) use the proceeds of sales of Receivables (which sales must be made in arm's-length transactions to Persons other than AFL), and (ii) give effect to Principal Collections on deposit in the Collection Account at such time to the extent consistent with the requirements of clause (v) below (as evidenced by the Servicer's Optional Sale Date Certificate).

                    (iv) In connection with any such Optional Sale that does not constitute a prepayment in full of the outstanding Net Investment
          (x) Receivables constituting part of the Optional Sale Related Collateral with respect to such Optional Sale shall be selected in accordance with the "FIFO" method (excluding, however, any Purchased Receivable and Related Security subject to a Repurchase Obligation and Purchased Receivables and Related Security which are not included in the Net Pool Balance), and (y) following receipt by the Funding Agent of the amounts referred to in clause (vi) below, there shall be sold and assigned to the Seller all of the right, title and interest of PARCO and the APA Banks, as applicable, and under the Optional Sale Related Collateral, and such Optional Sale Related Collateral shall be released from the Lien of this Agreement (subject to the requirements of clause (v) below).

                    (v) After giving effect to the Optional Sale and the assignment to the Seller of Optional Sale Related Collateral on any

          Optional Sale Date, (x) the remaining Net Investment (less Principal Collections held in the Collection Account and the Lock-Box Account at the close of business on the Optional Sale Date and not yet applied) shall be less than or equal to the product of the Advance Percentage and the Net Pool Balance and (y) a Termination Event or Potential Termination Event shall not have resulted.

                    (vi) On the related Optional Sale Date, the Funding Agent shall have received, for the benefit of PARCO or the APA Banks, as applicable, in immediately available funds, an amount equal to the sum of (i) the portion of PARCO's or the APA Banks' Net Investment to be prepaid PLUS (ii) an amount equal to all unpaid Carrying Costs (including Carrying Costs not yet accrued) to the extent reasonably determined by the Funding Agent to be attributable to that portion of the Net Investment to be prepaid in connection with the Optional Sale PLUS (iii) an aggregate amount equal to the sum of all other amounts due and owing to the Funding Agent, PARCO and the APA Banks, as applicable, under this Agreement and the other Facility Documents, to the extent accrued to such date and to accrue thereafter, as reasonably determined by the Funding Agent to be attributable to that portion of the Net Investment to be prepaid.

                    (vii) On or prior to each Optional Sale Date, the Seller shall have delivered to the Funding Agent a list specifying all Contracts under which the Receivables to be sold and assigned pursuant to such Optional Sale arose.

          (b) The Seller hereby agrees to pay the reasonable legal fees and expenses of the Funding Agent, PARCO and the APA Banks in connection with any Optional Sale (including, but not limited to, expenses incurred in connection with the release of the Lien of the Funding Agent over the Purchased Assets in connection with such Optional Sale).

          (c) In connection with any Optional Sale, on the related Optional Sale Date, the Funding Agent, on behalf of PARCO and the APA Banks, shall, at the expense of the Seller (i) execute such instruments of release with respect to the Optional Sale Related Collateral, in recordable form if necessary, in favor of the Seller as the Seller may reasonably request, (ii) deliver any Optional Sale Related Collateral in its possession to the Seller and (iii) otherwise take such actions as are necessary and appropriate to release the Lien of the Funding Agent on the Optional

Sale Related Collateral and release and deliver to the Seller such Optional Sale Related Collateral.

          SECTION 3.4 OPTIONAL REPURCHASE. At any time, the Seller may in its sole discretion, upon ten (10) days' prior verbal notice (to be confirmed by 5 days' prior written notice) to the Funding Agent, repurchase all of the Purchased Receivables from PARCO at a price which shall equal the amount of all Aggregate Unpaids.

                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

          SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to PARCO, the APA Banks and the Funding Agent on the date hereof and on each Purchase Date as follows:

               (a) DUE INCORPORATION AND GOOD STANDING. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction named at the beginning hereof and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified.

               (b) DUE AUTHORIZATION AND NO CONFLICT. The execution, delivery and performance by the Seller of this Agreement, each other Facility Document to which the Seller is a party and all other agreements, instruments and documents to be delivered by it hereunder or thereunder or in connection herewith or therewith, and the transactions contemplated hereby and thereby, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws, (ii) any law, rule or regulation applicable to the Seller, (iii) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Seller or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and do not result in or require the creation of any Lien upon or with respect to any of its properties (other than as contemplated hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and all other Facility Documents to which the Seller is a party have been duly executed and delivered on behalf of the Seller.

               (c) GOVERNMENTAL CONSENT. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement, any of the Facility Documents to which the Seller is a party or any other agreement, document or instrument to be delivered by it hereunder or thereunder.

               (d) ENFORCEABILITY OF FACILITY DOCUMENTS. This Agreement and each other Facility Document to be delivered by the Seller in connection herewith constitute the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

               (e) NO LITIGATION. There are no actions, suits or proceedings pending, or to the knowledge of the Seller threatened, against or affecting the Seller or any of its Subsidiaries, or the property of the Seller or any of its Subsidiaries, in any court, or before any arbitrator of any kind, or before or by any governmental body, which may materially adversely affect (i) the financial condition of the Seller and its Affiliates taken as a whole or (ii) the ability of the Seller to perform its obligations under this Agreement or any of the other Facility Documents to which the Seller is a party or (iii) the collectibility of the Purchased Receivables. Neither the Seller nor any of it's Affiliates is in default with respect to any order of any court, arbitrator or governmental body.

               (f) USE OF PROCEEDS. No proceeds of any Purchase will be used by the Seller to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

               (g) ELIGIBILITY OF PURCHASED RECEIVABLES; PERFECTION OF INTEREST IN PURCHASED RECEIVABLES.

                    (i) As of the date of Purchase hereunder of each Purchased Receivable, such Purchased Receivable will satisfy the conditions of the definition of "Eligible Receivable."

                    (ii) Prior to the Purchase of each Purchased Asset hereunder, the Seller is or will be the lawful owner of such Purchased Asset free and clear of any Lien, and upon each Purchase of Purchased Assets hereunder, the Funding Agent, on behalf of PARCO and the APA Banks, shall acquire a valid and perfected first priority security or ownership interest in such Purchased Assets; and no effective financing statement or other instrument similar in effect covering any Purchased Receivable, the Related Security, Collections or any other Purchased Assets shall at any time be on file in any recording office except such as may be filed in accordance with this Agreement or the Receivables Purchase Agreement.

               (h) ACCURACY OF INFORMATION. No Purchase Notice or Monthly Report (if prepared by the Seller or the Servicer, or to the extent that information contained therein is supplied by the Seller), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Seller to the Funding Agent, PARCO or any APA Bank in connection with this Agreement is or shall be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Funding Agent, PARCO or any such, as the case may be, at such time or promptly thereafter) as of the date so furnished, or contains or shall contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

               (i) LOCATION OF CHIEF EXECUTIVE OFFICE AND RECORDS. The chief place of business and chief executive office of the Seller are located at the address of the Seller referred to in Section 9.2 hereof and the locations of the offices where the Seller keeps all the Records are listed on Exhibit H hereto (or at such other locations, notified to the Funding Agent, in jurisdictions where all action required by Section 6.5 has been taken and completed).

               (j) LOCK-BOX BANK INFORMATION. The name and address of the Lock-Box Bank, together with the location and account number of the Lock-Box, is specified in Exhibit I hereto (or at such other Lock-Box Bank and/or with such other Lock-Box as have been notified to the Funding Agent in accordance with
Section 5.3(d) and with respect to which (and with respect to all Collections to be deposited therein) all action required by Section 5.3(d) has been taken and completed).

               (k) NO TRADE NAMES. The Seller has no trade names, fictitious names, assumed names or "doing business as" names.

               (l) SEPARATE CORPORATE EXISTENCE. The Seller is operated as an entity with assets and liabilities distinct from those of the Originator and any other Affiliates of the Seller, and the Seller hereby acknowledges that the Funding Agent, PARCO and each of the APA Banks are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a separate legal entity from the Originator and each such Affiliate. Since its incorporation, the Seller has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 5.1(k).

               (m) INVESTMENTS. The Seller does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

               (n) FACILITY DOCUMENTS. The Receivables Purchase Agreement is the only agreement pursuant to which the Seller purchases and receives contributions of Contracts and Receivables, and the Facility Documents delivered to the Funding Agent, PARCO and the APA Banks represent all material agreements up to this time between the Originator, on the one hand, and the Seller, on the other. The Seller has furnished to the Funding Agent true, correct and complete copies of each Facility Document to which the Seller is a party, each of which is in full force and effect. Neither the Seller nor any Affiliate party thereto is in default of any of its obligations thereunder in any material respect.
Upon the purchase and/or contribution of each Receivable pursuant to the Receivables Purchase Agreement, the Seller shall be the lawful owner of, and have good title to, such Receivable and all assets relating thereto, free and clear of any Liens. All such assets are transferred to the Seller without recourse to the Originator except as described in the Receivables Purchase Agreement. The purchases of such assets by the Seller constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Seller constitute valid and true transfers for consideration, each enforceable against creditors of the Originator, and no such assets shall constitute property of the Originator.

               (o) BUSINESS. Since its incorporation, the Seller has conducted no business other than the purchase and receipt of Receivables and related assets from the Originator under the Receivables Purchase Agreement, the sale of Purchased Assets under this Agreement to finance any such Purchases, other transactions provided for herein and such other activities as are incidental to the foregoing.

               (p) OWNERSHIP OF THE SELLER. One hundred percent (100%) of the outstanding capital stock of the Seller is directly owned (both beneficially and of record) by the Originator. Such stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire capital stock from the Seller.

               (q) TAXES. The Seller has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller has set aside adequate reserves on its books in accordance with generally accepted accounting principles and which have not given rise to any Liens.

               (r) SOLVENCY; FRAUD. The Seller: (i) is not "insolvent" (as such term is defined in Section 101(32)(A) of the Bankruptcy Code), (ii) is able to pay its debts as they mature; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage. There is no fraud on the part of the Seller or, to the knowledge of the Seller, on the part of any other party to any of the Facility Documents in connection with the transactions contemplated by this Agreement or any of the other Facility Documents.

               (s) SOFTWARE. Except as set forth in the Receivables Purchase Agreement, the Servicer has (or will have, concurrently with the effectiveness hereof) an enforceable right (whether by license, sublicense or assignment) to use all of the computer software used to account for the Purchased Receivables to the extent necessary to administer the Purchased Receivables.

               (t) SELECTION OF CONTRACTS; CONTRACT FILE COMPLETE. No selection procedures reasonably believed by the Seller to be adverse to PARCO and the APA Banks were utilized in selecting the Contracts under which Receivables are purchased hereunder. There exists a Contract File pertaining to each Purchased Receivable and such Contract File contains, without limitation, each of the items described in the definition of "Contract File." Each document contained in the Contract File which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces, and all blanks on any form contained in the Contract File have been properly filled in and each such form has otherwise been correctly prepared. Each Contract File is held by AFL.

               (u) INVESTMENT COMPANY ACT. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (v) YEAR 2000. The Seller has (i) undertaken a detailed review and assessment of all areas within its business and operations (including its servicing operations) that could be adversely affected by the failure of the Seller to be Year 2000 Compliant on a timely basis, (ii) developed a detailed plan and timetable for becoming Year 2000 Compliant on a timely basis, and (iii) implemented and will implement that plan in accordance with that timetable in all material respects;

          SECTION 4.2 REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The Servicer represents and warrants to PARCO, the APA Banks and the Funding Agent on the date hereof (in the case of the initial Servicer) and in the case of any Servicer appointed hereafter pursuant to Section 6.1, as of the date of its acceptance of its appointment, and on each Purchase Date as follows:

               (a) DUE INCORPORATION AND GOOD STANDING. The Servicer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would not materially adversely affect its ability to perform its obligations hereunder.

               (b) DUE AUTHORIZATION AND NO CONFLICT. The execution, delivery and performance by the Servicer of this Agreement, each other Facility Document to which the Servicer is a party and all other agreements, instruments and documents to be delivered hereunder and thereunder, and the transactions contemplated hereby and thereby, are within the Servicer's powers, have been duly authorized by all necessary action, do not contravene (i) the Servicer's organizational documents and by-laws, (ii) any law, rule or regulation applicable to the Servicer, (iii) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Servicer or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and do not result in or require the creation of any Lien upon or with respect to any of its properties. This Agreement and each other Facility Document to which the Servicer is a party have been duly executed and delivered on behalf of the Servicer.

               (c) GOVERNMENTAL CONSENT. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Servicer of this Agreement, any of the other Facility Documents to which the Servicer is a party or any other agreement, document or instrument to be delivered hereunder or thereunder.

               (d) ENFORCEABILITY OF FACILITY DOCUMENTS. This Agreement and each other Facility Document to be delivered by the Servicer in connection herewith constitute the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

               (e) NO LITIGATION. There are no actions, suits or proceedings pending, or to the knowledge of the Servicer threatened, against or affecting the Servicer, or the property of the Servicer, in any court, or before any arbitrator of any kind, or before or by any governmental body, which may materially adversely affect (i) the financial condition of the Servicer or (ii) the ability of the Servicer to perform its obligations under this Agreement or any of the other Facility Documents to which the Servicer is a party. The Servicer is not in default with respect to any order of any court, arbitrator or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Servicer or the ability of the Servicer to perform its obligations under this Agreement or under any of the other Facility Documents to which the Servicer is a party.

               (f) ACCURACY OF INFORMATION. No Monthly Report or Purchase Notice (if prepared by the Servicer), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Servicer to the Funding Agent, PARCO or any APA Bank in connection with this Agreement is or shall be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Funding Agent, PARCO or any such APA Bank, as the case may be, at such time or promptly thereafter) as of the date so furnished, or contains or shall contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

               (g) LOCK-BOX BANK INFORMATION. The name and address of the Lock-Box Bank, together with the location and account number of the Lock-Box, is specified in Exhibit I (as amended from time to time) hereto (or at such other Lock-Box Bank and/or with such other Lock-Box as have been notified to the Funding Agent in accordance with Section 5.3(d) and with respect to which (and with respect to all Collections to be deposited therein) all action required by
Section 5.3(d) has been taken and completed).

               (h) CONTRACT FILE COMPLETE. There exists a Contract File pertaining to each Purchased Receivable and such Contract File contains, without limitation, each of the items described in the definition of "Contract File." Each document contained in the Contract File which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces and all blanks on any form contained in the Contract File have been properly filled in and each such form has otherwise been correctly prepared.

               (i) NO CHANGE IN ABILITY TO SERVICE. Since January 1, 1998, there has been no material adverse change in the ability of the Servicer to service and collect the Receivables, Related Security and Collections.

               (j) FINANCIAL CONDITION. The Servicer is not insolvent or the subject of any bankruptcy, insolvency, reorganization or similar proceeding.

               (k) YEAR 2000. The Servicer and its Subsidiaries have (i) undertaken a detailed review and assessment of all areas within its business and operations (including their respective servicing operations) that could be adversely affected by the failure of the Servicer or its Subsidiaries to be Year 2000 Compliant on a timely basis, (ii) developed a detailed plan and timetable for becoming Year 2000 Compliant on a timely basis, and (iii) implemented and will implement that plan in accordance with that timetable in all material respects.

                                      ARTICLE V

                                  GENERAL COVENANTS

          SECTION 5.1 AFFIRMATIVE COVENANTS OF THE SELLER. From the Effective Date until the later of the Termination Date or the Final Collection Date, the Seller will, unless the Funding Agent shall otherwise consent in writing:

               (a) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all material applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables and related Contracts.

               (b) PRESERVATION OF CORPORATE EXISTENCE. Observe all corporate procedures required by its Certificate of Incorporation and By-Laws and preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would materially adversely affect (i) the interests hereunder of the Funding Agent, PARCO or the APA Banks, (ii) the collectibility of any Purchased Receivable or (iii) the ability of the Seller or the Servicer to perform their respective obligations hereunder.

               (c) AUDITS. At any time and from time to time upon reasonable request by prior written notice to the Seller and during regular business hours, permit the Funding Agent or its respective agents or representatives, (i) to examine and make copies of and abstracts from all Records, and (ii) to visit the offices and properties of the Seller for the purpose of examining such Records, and to discuss matters relating to the Receivables or the Seller's performance hereunder with any of the officers or employees of the Seller having knowledge of such matters. Prior to a Termination Event, the Seller shall bear the costs and expenses relating to any such examination and visit only one time per year; the costs of all other examinations and visits prior to a Termination Event shall be borne by the Funding Agent. After a Termination Event, the Seller shall bear the costs and expenses relating to all such examinations and visits without regard to the frequency thereof.

               (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each Purchased Receivable). The original counterpart of each Contract subject to a Purchase hereunder shall be delivered to the Servicer and all other Records relating thereto shall be held by the Servicer segregated from any similar documents.

               (e) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. At its expense timely and fully perform and comply, in all material respects, with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Purchased Receivables.

               (f) LOCATION OF RECORDS. Keep its chief place of business and chief executive office, and the offices where it keeps the Records, at the addresses referred to in Section 4.1(i), or, in any such case, upon thirty (30) days' prior written notice to the Funding Agent, at such other locations within the United States where all action required by Section 6.5 shall have been taken and completed.

               (g) CREDIT AND COLLECTION POLICIES. Without limiting the requirements of Section 5.3(b), comply and cause the Servicer to comply in all material respects with the Credit and Collection Policy and the Additional Credit Guidelines in regard to each Purchased Receivable and the related Contract.

               (h) COLLECTIONS. Instruct all Obligors (or cause the Servicer to instruct all Obligors) to cause all Collections to be mailed directly to the Lock-Box and if the Seller shall receive any Collections (including, without limitation, any Collections deemed to have been received pursuant to Section 8.2), the Seller shall remit such Collections to the Collection Account within one (1) Business Day following the Seller's receipt thereof.

               (i) POSTING OF COLLECTIONS AND RECEIVABLES. Apply (or cause the Servicer to apply) all Collections to the applicable Receivables pursuant to the terms of Section 6.6 and modify its general trial balance to reflect such Collections, in each case, within one (1) Business Day following the Seller's or the Servicer's receipt of information in respect of such Collections, but in no event more than three (3) Business Days after the earliest date on which such Collections are deposited with the Lock-Box Bank or otherwise received by the Servicer or the Seller.

               (j) FACILITY DOCUMENTS. Comply in all material respects with the terms of and employ the procedures outlined in and enforce the obligations of the Originator under the Receivables Purchase Agreement and all of the other Facility Documents to which it is a party, take all such action to such end as may be from time to time reasonably requested by the Funding Agent, maintain all such Facility Documents in full force and effect and make to any party to the Receivables Purchase Agreement such reasonable demands and requests for information and reports or for action as the Seller is entitled to make thereunder and as may be from time to time reasonably requested by the Funding Agent.

               (k) SEPARATE CORPORATE EXISTENCE. Take all reasonable steps (including, without limitation, all steps that the Funding Agent may from time to time reasonably request) to maintain the Seller's identity as a separate legal entity from the Originator and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of the Originator and each other Affiliate thereof. Without limiting the generality of the foregoing and in addition to and consistent with the covenants set forth in Sections 5.1(b) and 5.3(m), the Seller shall:

                    (i) conduct business correspondence in its own name, hold regular meetings of, or obtain regular written consents from, its Board of Directors and maintain appropriate books and records;

                    (ii) not permit any limitation on the authority of its own directors and officers to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its own directors and officers to act on its behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a corporation's own directors and officers would customarily be responsible;

                    (iii) maintain or cause to be maintained by an agent of the Seller under the Seller's control physical possession of all its books and records;

                    (iv) maintain capitalization adequate for the conduct of its business;

                    (v) account for and manage its liabilities separately from those of any other Person, including, without limitation, payment of all payroll and other administrative expenses and taxes from its own assets;

                    (vi) segregate and identify separately all of its assets from those of any other Person (other than the commingling of Collections of Receivables as contemplated by the Receivables Purchase Agreement and this Agreement);

                    (vii) maintain offices through which its business is conducted separate from those of the Originator and any Affiliates of the Originator and any Affiliates of the Seller (provided that, to the extent that the Seller and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs and expenses among them, and each such entity shall bear its fair share of such expenses);

                    (viii) not commingle its funds with those of the Originator or any Affiliate of the Originator or any Affiliates of the Seller except to the extent contemplated herein, or use its funds for other than the Seller's uses; and

                    (ix) ensure that any financial reports required of the Seller shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared by any of its Affiliates.

               (l) INTEREST RATE HEDGES. Maintain, at all times, either (i) Interest Rate Hedges (A) between the Seller and a bank or other financial institution whose long-term rating is at least A from S&P and A2 from Moody's and whose short-term unsecured debt obligation rating is at least A-1/P-1 by S&P and Moody's, respectively, and is reasonably acceptable to the Funding Agent (with copies to the Rating Agencies of any Interest Rate Hedge entered into with a counterparty other than the Funding Agent), (B) with a notional principal amount not less than the Net Investment, which notional principal amount may amortize with a final maturity date that is no earlier than the final scheduled payment date with respect to the last maturing Purchased Receivable included in such Incremental Purchase, and (C) which, if an interest rate cap, has a strike price no greater than the Maximum Interest Rate Cap Strike Price and which requires such counterparty to make monthly payments, if any, to the Collection Account; PROVIDED that, with respect to any Interest Rate Hedge entered into after the initial Interest Rate Hedge, consent of the Rating Agencies shall not be required if such Interest Rate Hedge is similar in all material respects to the immediately preceding Interest Rate Hedge, or (ii) any other hedging mechanism in form and substance reasonably acceptable to the Funding Agent and the Rating Agencies.

               (m)    LOCAL COUNSEL OPINIONS.  In the event the aggregate

Outstanding Balance of all Receivables included in the Servicing Portfolio Balance having Obligors with mailing addresses in the same state exceeds 10% of the Outstanding Balance of all Receivables included in the Servicing Portfolio Balance, obtain from counsel in such state an opinion (or a reliance letter) in form and substance acceptable to each Funding Agent with respect to the requirements in such state for the assignment of a security interest in a Financed Vehicle.

          SECTION 5.2 REPORTING REQUIREMENTS OF THE SELLER. From the Effective Date until the later of the Termination Date or the Final Collection Date, the Seller will, unless the Funding Agent shall otherwise consent in writing, furnish to the Funding Agent:

               (a) as soon as available and in any event within 120 days after the end of the Seller's fiscal year, a copy of its unaudited financial statements for such year and a balance sheet for the twelve month period then ended, a statement of income of the Seller for such fiscal year, together with comparative information for the previous fiscal year, and copies of all reports and management letters, if any, from the independent certified public accountants to the Seller, which reports and letters shall be reasonably satisfactory to the Funding Agent, all certified by the chief financial officer of the Seller;

               (b) as soon as possible and in any event within five Business Days after the occurrence of each Termination Event or each event which, with the giving of notice or lapse of time or both, would constitute an Termination Event, the statement of the chief financial officer, chief accounting officer or treasurer of the Seller setting forth details of such Termination Event or event and the action which the Seller proposes to take with respect thereto;

               (c) promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of the Seller as the Funding Agent may from time to time reasonably request in order to protect the interests of the Funding Agent, PARCO or any APA Banks under or as contemplated by this Agreement.

Notwithstanding the foregoing, with respect to paragraphs (a) and (b) of this
Section 5.2, the Seller shall be deemed not to be in default with respect to the specified delivery date if such default is cured within thirty (30) days.

          SECTION 5.3 NEGATIVE COVENANTS OF THE SELLER. From the Effective Date until the later of the Termination Date or the Final Collection Date, the Seller will not, without the written consent of the Funding Agent:

               (a) SALES, LIENS, ETC., AGAINST RECEIVABLES AND RELATED ASSETS. Except as otherwise provided herein or in the other Facility Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Lien upon or with respect to, any Purchased Receivable, Related Security or Collections, or any related Contract, or upon or with respect to the Collection Account or the Lock-Box Account or assign any right to receive income in respect thereof.

               (b) EXTENSION OR AMENDMENT OF PURCHASED RECEIVABLES. Except as expressly contemplated by the Credit and Collection Policy and/or the Additional Credit Guidelines, compromise, extend, release or adjust payments on any Contracts or Receivables, accept a conveyance of a Financed Vehicle in full or partial satisfaction of any Contract or Receivable, or release the Lien noted on any Title to any Financed Vehicle securing any Receivable, or allow the Servicer to do any of the foregoing.

               (c) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Make any change in the character of its business or make or allow to be made any material change in the Credit and Collection Policy without prior notice to and approval by the Funding Agent (which approval shall not be unreasonably withheld); PROVIDED, HOWEVER, that the Funding Agent will be deemed to have approved any such change unless it shall have disapproved of such change within ten (10) Business Days of its receipt of such notice; the Seller shall provide the Rating Agencies with copies of any notices which contain change to the Credit and Collection Policy.

               (d) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Amend the Lock-Box Agreement (except to add additional Program Parties (as defined therein)) or terminate Harris Trust and Savings Bank (or any successor and assign) as the Lock-Box Bank or make or allow to be made any change in its or the Servicer's instructions to Obligors regarding payments to be made to the Seller or payments to be made to the Lock-Box Bank, unless the Funding Agent shall have received (i) ten Business Days' prior notice of such amendment, termination or change and (ii) prior to the effective date of such amendment, termination or change, an executed copy of the amended Lock-Box Agreement executed by the Lock-Box Bank, the Funding Agent, AFL and the Seller.

               (e) STOCK, MERGER, CONSOLIDATION, ETC. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, acquire all or substantially all of the assets of, any Person or division of any Person, except as expressly permitted under the terms of this Agreement.

               (f) CHANGE IN CORPORATE NAME. Make any change to its corporate name or use any trade names, fictitious names, assumed names or "doing business as" names.

               (g) ERISA MATTERS. Establish any Plan, Multiemployer Plan or Benefit Plan.

               (h) INDEBTEDNESS. Incur, create, assume, suffer to exist or otherwise become liable with respect to any Indebtedness other than (i) under the Facility Documents or any Permitted Securitization Transaction and (ii) other Indebtedness for operational expenses of the Seller in an amount not to exceed $9,750 at any one time outstanding.

               (i) GUARANTEES. Guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement or indemnification obligations in favor of the Funding Agent, PARCO, the APA Banks or any Affected Party as provided for under this Agreement.

               (j) LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into, or be a party to any transaction with any Affiliate of the Seller, except for
(i) the transactions contemplated by the Facility Documents and (ii) to the extent not otherwise prohibited under this Agreement, other transactions in the nature of employment contracts and directors' fees, upon fair and reasonable terms materially no less favorable to the Seller than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

               (k) FACILITY DOCUMENTS. Cancel or terminate the Receivables Purchase Agreement, or consent to or accept any cancellation or termination of any of such agreements; or amend or otherwise modify any term or condition of the Receivables Purchase Agreement or give any consent, waiver or approval under any such agreement; or waive any default under or breach of the Receivables Purchase Agreement or take any other action under any such agreement not required by the terms thereof.

               (l) CHARTER AND BY-LAWS. Amend, modify or otherwise change any of the terms or provisions in its certificate of incorporation, its by-laws, any document setting forth the designation, amount, relative rights, limitations and preferences of any class or series of its capital stock, and in each case, any equivalent documents, as in effect on the date hereof, without the prior written consent of the Funding Agent.

               (m) ACCOUNTING TREATMENT. Prepare any financial statements or other statements (including any tax filings which are not consolidated with those of the Originator) which shall account for the transactions contemplated by the Receivables Purchase Agreement in any manner other than as the sale of, or a capital contribution of, the Contracts, the Receivables and the related assets by the Originator to the Seller.

               (n) LIMITATION ON INVESTMENTS. Make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except as otherwise permitted herein and pursuant to the Receivables Purchase Agreement.

          SECTION 5.4 COVENANTS OF THE SERVICER.

               (a) AFFIRMATIVE COVENANTS OF THE SERVICER. From the Effective Date until the later of the Termination Date or the Final Collection Date, the Servicer will, unless the Funding Agent shall otherwise consent in writing:

                    (i) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables and related Contracts.

                    (ii) PRESERVATION OF EXISTENCE. Observe all procedures required by its organizational documents and by-laws and preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would materially adversely affect (1) the interests hereunder of the Funding Agent, PARCO or the APA Banks, (2) the collectibility of any Purchased Receivable or (3) its ability to perform its obligations hereunder.

                    (iii) AUDITS. At any time and from time to time upon reasonable request by prior written notice to the Servicer and during regular business hours, permit the Funding Agent or its respective agents or representatives, (1) to examine and make copies of and abstracts from all Records, and (2) to visit the offices and properties of the Servicer for the purpose of examining such Records, and to discuss matters relating to the Receivables or the Servicer's performance hereunder with any of the officers or employees of the Servicer having knowledge of such matters. Prior to a Termination Event, the Servicer shall bear the costs and expenses relating to any such examination and visit only one time per year; the costs of all other examinations and visits prior to a Termination Event shall be borne by the Funding Agent. After a Termination Event, the Servicer shall bear the costs and expenses relating to all such examinations and visits without regard to the frequency thereof.

                    (iv) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Purchased Receivables in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Purchased Receivables (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each Purchased Receivable). AFL, as Servicer, hereby covenants that the original counterpart of each Contract subject to a Purchase hereunder shall be delivered to the Servicer and all other Records relating thereto shall be marked electronically to segregate such Records from any similar documents.

                    (v) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. At its expense timely and fully perform and comply, in all material respects, with all material provisions, covenants and other promises required to be observed by it under any Contract related to a Purchased Receivable (except, in the case of a successor Servicer, such material provisions, covenants and other provisions shall only include those provisions relating to the collection and servicing of the Purchased Receivables to the extent such obligations are set forth in a document included in the related Contract File).

                    (vi) CREDIT AND COLLECTION POLICIES. Comply in all material respects with its Credit and Collection Policy and/or the Additional Credit Guidelines in regard to each Purchased Receivable and the related Contract, including, without limitation, the taking of such steps as are necessary to maintain perfection, free and clear of all equal or prior Liens, of the security interest created by each such Contract in the related Financed Vehicle on behalf of the Funding Agent, PARCO and the APA Banks.

                    (vii) COLLECTIONS. Instruct all Obligors to cause all Collections to be mailed directly to the Lock-Box and, within one (1) Business Day after receipt into the Lock-Box, remit all such Collections to the Lock-Box Account and, within two (2) days of receipt into the Lock-Box, remit all Collections to the Collection Account.

                    (viii) POSTING OF COLLECTIONS AND RECEIVABLES. Apply all Collections to the applicable Purchased Receivables pursuant to the terms of Section 6.6 within one Business Day following the Seller's or the Servicer's receipt of information in respect of such Collections but in no event more than two Business Days after the earliest date on which such Collections are deposited with the Lock-Box Bank or otherwise received by the Servicer or the Seller.

                    (ix) FACILITY DOCUMENTS. Comply in all material respects with the terms of and employ the procedures outlined in the Receivables Purchase Agreement, and all of the other Facility Documents to which it is a party and take all such action to such end as may be from time to time reasonably requested by the Funding Agent.

                    (x) QUARTERLY REVIEWS. Following the end of each calendar quarter in each fiscal year in which PARCO or the APA Banks have acquired an interest in Purchased Receivables, the Servicer shall cause a firm of nationally recognized independent certified public accountants to undertake an integrity review in accordance with
          Schedule I attached hereto, as such Schedule I shall be amended by agreement of the Seller and the Funding Agent from time to time. The report of such accountants on the results of each such data integrity review shall be completed and delivered to the Funding Agent, the Servicer and the Seller within twenty (20) days of the end of each such calendar quarter.

               (b) REPORTING REQUIREMENTS OF THE SERVICER. From the Effective Date until the later of the Termination Date or the Final Collection Date, the Servicer will, unless the Funding Agent shall otherwise consent in writing, furnish to the Funding Agent:

                    (i) As soon as available and in any event within forty-five (45) days after the end of each calendar quarter in each fiscal year, consolidated balance sheets of the Servicer and its Subsidiaries as of the end of such quarter and consolidated statements of income of the Servicer and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Servicer.

                    (ii) As soon as available and in any event within 120 days after the end of the Servicer's fiscal year, a copy of its audited consolidated financial statements for such year and audited consolidated balance sheets for the twelve month period then ended, audited consolidated statements of income, cash flow and changes in shareholder equity of the Servicer and its Subsidiaries for such fiscal year, together with comparative information for the previous fiscal year, and copies of all reports and management letters, if any, from the independent certified public accountants to the Servicer, which reports and letters shall be reasonably satisfactory to the Funding Agent, all certified by the chief financial officer of the Servicer, accompanied by a statement, addressed to the Funding Agent and the Back-Up Servicer, of the accountants that conducted the audit of the foregoing to the effect that: (A) such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such accountants considered necessary in the circumstances, and (B) such accountants are independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                    (iii) As soon as possible and in any event within five Business Days after the occurrence of each Termination Event or each event which, with the giving of notice or lapse of time or both, would constitute an Termination Event, a notice setting forth details of such Termination Event or event.

                    (iv) As soon as possible and in any event within five Business Days after the occurrence of each Servicer Termination Event or each event which, with the giving of notice or lapse of time or both, would constitute a Servicer Termination Event, the statement of the chief financial officer, chief accounting officer or treasurer of the Servicer setting forth details of such Servicer Termination Event or event and the action which the Servicer proposes to take with respect thereto.

                    (v) Promptly, from time to time, such other information, documents, records or reports within its possession respecting the Receivables or the conditions or operations, financial or otherwise, of the Servicer as the Funding Agent may from time to time reasonably request in order to protect the interests of the Funding Agent, PARCO or any APA Bank under, or as contemplated by, this Agreement.

                    (vi) As soon as available and in any event within 120 days after the end of the Servicer's fiscal year, an Officer's Certificate, dated as of the last day of the previous fiscal year, stating that (A) a review of the activities of the Servicer during the previous 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (B) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                    (vii) On or before each Determination Date, the Servicer will deliver to the Back-Up Servicer a computer tape and a diskette (or any other electronic transmission acceptable to the Funding Agent and the Back-Up Servicer) in a format acceptable to the Back-Up Servicer containing the information with respect to the Purchased Receivables as of the last day of the related Settlement Period necessary for preparation of the Monthly Report for the related Determination Date and necessary to determine the application of collections as provided in Section 2.5. The Back-Up Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Funding Agent and the Back-Up Servicer) to verify the Monthly Report delivered by the Servicer, and the Back-Up Servicer shall certify to the Funding Agent that it has verified the Monthly Report in accordance with this Section 5.4(b)(vii) and shall notify the Servicer and the Funding Agent of any discrepancies, in each case, on or before the second Business Day following such Determination Date. In the event that the Back-Up Servicer and the Servicer are unable to reconcile discrepancies with respect to a Monthly Report by the related Settlement Date, the Servicer shall cause a firm of nationally recognized independent certified public accountants, at the Servicer's expense, to audit the Monthly Report and, prior to the next succeeding Determination Date, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Monthly Report for the next succeeding Determination Date.


                    (viii) Upon the reasonable request of the Back-Up Servicer, the Servicer shall provide a computer tape (or any other electronic transmission acceptable to the Funding Agent and the Back-Up Servicer) containing all data maintained by the Servicer in connection with the servicing of Purchased Receivables.

Notwithstanding the foregoing, (A) with respect to clauses (i), (ii) and (vi) of this Section 5.2(b), the Servicer shall be deemed not to be in default with respect to the specified delivery date if such default is cured within thirty
(30) days and (B) with respect to clause (vii) of this Section 5.2(b), the Servicer shall be deemed not to be in default with respect to the specified delivery date of the computer tapes and diskettes referred to in such clause if such default is cured within one (1) Business Day.

               (c) NEGATIVE COVENANTS OF THE SERVICER. From the Effective Date until the later of the Termination Date or the Final Collection Date, the Servicer will not, without the written consent of the Funding Agent:

                    (i) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise expressly contemplated by the Credit and Collection Policy and/or the Additional Credit Guidelines, compromise, extend, release or adjust payments on any Contracts or Receivables, accept a conveyance of a Financed Vehicle in full or partial satisfaction of any Contract or Receivable, or release the Lien noted on any Title to any Financed Vehicle securing any Receivable.

                    (ii) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Make any material change in the character of its business or in the Credit and Collection Policy without prior notice to and approval by the Funding Agent; PROVIDED, HOWEVER, that the Funding Agent will be deemed to have approved any such change unless it shall have disapproved of such change within ten (10) Business Days of its receipt of such notice.

                    (iii) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Amend the Lock-Box (except to add additional Program Parties (as defined therein)) Agreement or terminate Harris Trust and Savings Bank (or any successor or assign) as the Lock-Box Bank or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to Lock-Box Bank, unless the Funding Agent shall have received (A) ten (10) Business Days' prior notice of such amendment, termination or change and (B) prior to the effective date of such amendment, termination or change, an executed copy of the Lock-Box Agreement executed by the Lock-Box Bank, the Funding Agent, AFL and the Seller.

                    (iv) ERISA. So long as the Servicer is AFL or an Affiliate thereof, (1) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the Department of Labor; (2) permit to exist any accumulated funding deficiency, as defined in
          Section 302(a) of ERISA and Section 412(a) of the IRC, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (3) fail to make any payments to any Multiemployer Plan that the Servicer or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (4) terminate any Benefit Plan so as to result in any material risk of liability of the Servicer, the Seller or any ERISA Affiliate under ERISA or the IRC; or (5) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability of the Servicer, the Seller or any ERISA Affiliate under ERISA or the IRC.

                                      ARTICLE VI

                            ADMINISTRATION AND COLLECTION

          SECTION 6.1 RETENTION AND TERMINATION OF SERVICER.

               (a) The servicing, administering and collection of the Receivables shall be conducted by the Person (the "SERVICER") so designated from time to time in accordance with this Section 6.1. Subject to termination due to the occurrence of a Servicer Termination Event or as otherwise provided below in this Section 6.1, AFL shall serve as Servicer hereunder. The Funding Agent shall, upon ten (10) Business Days' prior written notice following the occurrence of a Servicer Termination Event, terminate the appointment of the Servicer by designating as Servicer the Back-Up Servicer, or, in the case of the termination of the Back-Up Servicer, any other Person as successor Servicer.
Any designation of a successor Servicer (including the Back-Up Servicer) hereunder shall become effective upon such successor Servicer's agreement to perform the duties and obligations of the Servicer pursuant to the terms hereof, and such person shall, for the purposes of this Agreement, become Servicer. The Servicer may, with the prior consent of the Funding Agent, subcontract with any other Person for servicing, administering or collecting the Purchased Receivables; PROVIDED that the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof.

               (b) Upon any successor Servicer's assumption of the obligations of Servicer pursuant to this Agreement, the Servicer shall deliver to such successor Servicer all documents and instruments and monies held by it under this Agreement; and the Servicer and the Funding Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Servicer all such rights, powers, duties, and obligations.

               (c) The Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that by reason of a change in legal requirements, the performance of its duties hereunder would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer, and the Funding Agent does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer pursuant to this Section 6.1(c) shall be evidenced by an opinion of counsel as to the relevant legal requirements delivered and acceptable to the Funding Agent in form and substance.

               (d) Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Servicer from any obligation.

               (e) In the event any successor Servicer assumes the obligations of the Servicer pursuant to this Section 6.1, such successor Servicer shall also thereupon so assume all of the rights and obligations of the outgoing Servicer under the Lock-Box Agreement. In such event, such successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to the Lock-Box Agreement to the same extent as if the Lock-Box Agreement had been assigned to such successor Servicer, except that the Servicer shall not thereby be relieved of any liability or obligations to the Lock-Box Bank under such Lock-Box Agreement.
The Servicer shall, upon request of the Funding Agent, but at the expense of the Servicer, deliver to any successor Servicer all documents and records relating to the Lock-Box Agreement and an accounting of amounts collected and held by the Lock-Box Bank and otherwise use its best efforts to effect the orderly and efficient transfer of the Lock-Box Agreement to any such successor Servicer.

               (f)    If any Person assumes the role of successor Servicer,
(A) such successor Servicer may appoint a subservicer to perform its duties and obligations as successor Servicer or outsource any of its duties and obligations as successor Servicer (PROVIDED that no such delegation or outsourcing shall relieve such successor Servicer of its obligations as the successor Servicer) and (B) such successor Servicer shall, by the thirtieth (30th) day following the day of such assumption of duties, obtain all licenses, approvals and consents necessary or required to be obtained in connection with the performance of its obligations as successor Servicer hereunder.

          SECTION 6.2 DUTIES OF THE SERVICER.

               (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Purchased Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and/or the Additional Credit Guidelines. Each of the Seller, PARCO, the APA Banks and the Funding Agent hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.1, to enforce its respective rights and interests in and under the Purchased Receivables, the Related Security and the related Contracts. The Servicer (so long as it is AFL) will at all times apply the same standards and follow the same procedures with respect to the decision to commence litigation, and in prosecuting and litigating with respect to Purchased Receivables as it applies and follows with respect to Receivables which are not Purchased Receivables. In no event shall the Servicer be entitled to make the Funding Agent, PARCO or any APA Bank a party to any litigation referred to in the immediately preceding sentence without such Person's express prior written consent. The Servicer shall cause all Collections of Purchased Receivables deposited in the Lock-Box to be transferred to the Lock-Box Account within one (1) day of receipt into the Lock-Box and to the Collection Account within two (2) Business Days of receipt into the Lock-Box Account (or, following a Servicer Termination Event, one (1) Business Day). The Servicer shall also, in no event later than two (2) Business Days (or, after a Servicer Termination Event, one (1) Business Day) after receipt, transfer to the Collection Account any and all Collections of Purchased Receivables received by the Servicer and, prior to such transfer, shall hold such amounts in trust for the benefit of PARCO and APA Banks. Provided that the Termination Date shall not have occurred, the Servicer, may, in accordance with the express provisions of the Credit and Collection Policy and/or the Additional Credit Guidelines and in the ordinary course of business, amend, modify or waive any term or condition of any Contract relating to any Purchased Receivable. The Seller shall deliver to the Servicer, and the Servicer shall hold in trust for the benefit of Seller, PARCO and the APA Banks in accordance with their respective interests, all Records.

               (b) The Servicer shall, as soon as practicable following receipt, turn over to the Seller the Collections of any Receivable which is not a Purchased Receivable less, in the event AFL is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering the Receivables to the extent not covered by the Servicing Fee received by it. The Servicer, if other than AFL, shall as soon as practicable upon demand deliver to the Seller all Records in its possession relating to Receivables of the Seller other than Purchased Receivables, and copies of Records in its possession relating to Purchased Receivables. The Servicer's authorization under this Agreement shall terminate after the Termination Date on the Final Collection Date.

               (c)    Notwithstanding anything to the contrary contained in this
Article VI, the Servicer, if the Funding Agent or its applicable designee, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any Receivable that is not a Purchased Receivable other than to deliver to the Seller the Collections and documents with respect to any such Receivable that is not a Purchased Receivable as described in the first two sentences of Section 6.2(b) and to exercise the same degree of care with respect to Collections and documents in its possession as it would with respect to its own property.

          SECTION 6.3 RIGHTS OF THE FUNDING AGENT.

               (a) At any time and from time to time the Seller (or the Servicer) shall, at the Funding Agent's reasonable request, segregate all cash, checks and other instruments received by it from time to time constituting Collections of Purchased Receivables in a manner reasonably acceptable to the Funding Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Funding Agent or its designee.

               (b) At any time following the designation of a Servicer other than AFL pursuant to Section 6.1:

                            (i) At the direction of the Funding Agent, the Servicer shall notify at any time the Obligors of Purchased Receivables, or any of them, of PARCO' and the APA Banks' interests in Purchased Assets and direct such Obligors, or any of them, that payment of all amounts payable under any Purchased Receivable be made directly to the Funding Agent or its designee.

                            (ii) The Servicer or the Seller shall (or shall cause), at the Funding Agent's request and at the Seller's expense, give notice of PARCO's and the APA Banks' interest in Purchased Receivables to each Obligor and direct that payments be made directly to the Funding Agent or its designee.

                            (iii) Each of the Seller, the Funding Agent, PARCO and the APA Banks hereby authorizes the Funding Agent to take any and all steps in the Seller's name and on behalf of the Seller, the Funding Agent, PARCO and the APA Banks necessary or desirable, in the determination of the Funding Agent, to collect all amounts due under any and all Purchased Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

          SECTION 6.4 RESPONSIBILITIES OF THE SELLER. Anything herein to the contrary notwithstanding, the Seller shall pay when due any taxes including, without limitation, sales, excise and personal property taxes payable in connection with the Purchased Receivables, unless the Seller is contesting the payment of such taxes in good faith and by appropriate proceedings.

          SECTION 6.5 FURTHER ACTION EVIDENCING PURCHASES. The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents necessary or advisable, and take all further action that the Funding Agent may reasonably request, in order to perfect, protect or more fully evidence its interest in the Purchased Assets, or to enable PARCO, the APA Banks or the Funding Agent to exercise or enforce any of their respective rights hereunder. Without limiting the generality of the foregoing, the Seller will (i) mark its master data processing records evidencing such Purchased Receivables and related Contracts with a legend, acceptable to the Funding Agent, evidencing that the Funding Agent, on behalf of PARCO and the APA Banks, has acquired an interest therein as provided in this Agreement and (ii) upon the request of the Funding Agent), execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Funding Agent may reasonably request. The Seller hereby authorizes the Funding Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Purchased Assets now existing or hereafter arising without the signature of the Seller where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Purchased Assets, or any part thereof, shall be sufficient as a financing statement. If the Seller fails to perform any of its agreements or obligations under this Agreement, the Funding Agent may (but shall not be required to) itself perform, or (at the direction of the Funding Agent) cause performance of, such agreement or obligation, and the expenses of the Funding Agent incurred in connection therewith shall be payable by the Seller upon the Funding Agent's demand therefor; PROVIDED, HOWEVER, prior to taking any such action, the Funding Agent shall give notice of such intention to the Seller and provide the Seller with a reasonable opportunity to take such action itself.

          SECTION 6.6 APPLICATION OF PAYMENTS. To the extent the Servicer receives a payment from an Obligor of a Purchased Receivable with respect to which the Obligor has not identified the Receivable to which such payment should be applied (a payment in the exact amount of an outstanding invoice being sufficient identification), the Servicer shall use its best efforts to contact such Obligor to confirm the Receivable to which such Obligor intended that such payment be applied.

          SECTION 6.7 CONSEQUENCES OF A SERVICER TERMINATION EVENT. If a Servicer Termination Event shall occur and be continuing, the Funding Agent, by ten

(10) days' prior notice given in writing to the Servicer and subject to Section 6.1(a), may terminate the then current Servicer as Servicer under this Agreement. Each successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf, and at the expense, of the prior Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and Related Security or otherwise. The prior Servicer agrees to cooperate with any successor Servicer in effecting the termination of the responsibilities and rights of the prior Servicer under this Agreement, including, without limitation, the transfer to any successor Servicer for administration by it of all cash amounts that shall at the time be held by the prior Servicer or that are thereafter received with respect to the Receivables and the delivery to any successor Servicer of all Contract Files and Records and a computer tape (or a diskette or any other electronic transmission acceptable to the Funding Agent and the successor Servicer) in readable form containing all information necessary to enable such successor Servicer to service the Receivables and Related Security. The Funding Agent and any successor Servicer may set off and deduct any amounts owed by the terminated Servicer from any amounts payable to the terminated Servicer. The terminated Servicer shall grant the Funding Agent and any successor Servicer (including the Back-Up Servicer) reasonable access to the terminated Servicer's premises at the Servicer's expense.

          SECTION 6.8   APPOINTMENT OF SUCCESSOR.

               (a) Subject to Section 6.1(a), on or after (i) the time the Servicer receives a notice of termination pursuant to Section 6.1 (a) or 6.7 or
(ii) the resignation of the Servicer pursuant to Section 6.1(c), the Back-Up Servicer or, upon the termination of the Back-Up Servicer, a successor Servicer appointed by the Funding Agent shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement; PROVIDED HOWEVER, that any such successor Servicer shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession or for any breach by the Servicer of any of its representations and warranties contained in this Agreement or in any related document or agreement. The Funding Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under 6.7 upon the occurrence of any Servicer Termination Event applicable to it as Servicer and under Section 6.1(a).

               (b) Except as otherwise specified herein, any successor Servicer shall be entitled to such compensation as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder.

          SECTION 6.9 FORCE-PLACED INSURANCE (a) The Servicer may, if any Obligor fails to obtain or maintain a physical loss and damage insurance policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such insurance (such insurance being referred to herein as "FORCE-PLACED INSURANCE"). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Funding Agent. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance (the "INSURANCE ADD-ON AMOUNT") shall only be recoverable out of premiums paid by the Obligor(s) or Recoveries with respect to the Purchased Receivable, as provided in paragraph (b) of this Section 6.9.

          (b) In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligor(s) to repay the entire premium to the Servicer. In no event shall the Servicer include the amount of the premium in the amount financed under the Receivable. For all purposes of this Agreement, the Insurance Add-On Amount with respect to any Receivable having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Outstanding Balance of such Receivable. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Force-Placed Insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, but the Servicer is unable to determine whether the payment is allocable to the Receivable or to the Insurance Add-On Amount, the payment shall be applied first to any unpaid scheduled payments and then to the Insurance Add-On Amount. Recoveries on any Receivable will be used first to pay the Outstanding Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount. If an Obligor under a Receivable with respect to which the Servicer has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Receivable from the seller on any Subsequent Settlement Date. Any such Receivable, and any Receivable with respect to which the Servicer has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-On Amounts) will be assigned to the Servicer.

                                     ARTICLE VII

                                  TERMINATION EVENTS

          SECTION 7.1 TERMINATION EVENTS.

     The occurrence of any of the following shall constitute a "Termination Event":

               (a) the breach of any representation or warranty or failure to perform or observe any covenant by the Seller, the Originator or the Servicer; PROVIDED, that with respect to any Purchased Receivable with respect to which it is determined that there has been a breach of any covenant or representation and warranty, such breach shall not constitute a Termination Event hereunder if the Seller has repurchased such Receivable in accordance with the terms of Section 8.2;

               (b)    the Delinquency Ratio is greater than 7.0%;

               (c) the average for any three (3) consecutive Settlement Periods of the Monthly Extension Rate exceeds 4%;

               (d)    the Net Yield for any Settlement Period is less than 5%;

               (e) the Weighted Average Credit Score is less than 580 or the average of all LTVs for the Purchased Receivables is greater than 100%;

               (f) the failure to reduce to zero the Net Pool Balance pursuant to a Permitted Securitization Transaction or a Permitted Originator Transaction at least once during a six-month period;

               (g) the failure to maintain Interest Rate Hedges meeting the requirements of Section 5.1(l);

               (h) an Event of Bankruptcy shall occur with respect to the Originator, the Servicer or the Seller;

               (i) the Originator, the Servicer, AFL or the Seller: (i) shall default in the performance of any payment or undertaking pursuant to any Facility Document; or (ii) with respect to any outstanding credit agreement, other than in connection with the Facility, representing a commitment or outstanding Indebtedness in excess of $5,000,000, shall default in any payment of principal or interest or shall default in any other respect the effect of which is to cause or permit the holders of indebtedness pursuant to any such agreements to cause the acceleration of such Indebtedness (in each case, after giving effect to all applicable cure periods in any such credit agreement);

               (j) the filing of any action or proceeding against AFL (or any Subsidiary thereof) after the date hereof as to which there is a reasonable possibility of an adverse determination in such action or proceeding and either
(i) if adversely determined, such action or proceeding could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, operations or financial condition of AFL or AFL and its Subsidiaries taken as a whole, or (ii) such action or proceeding challenges the enforceability of, or the interest of, the Funding Agent in all or a portion of the Purchased Receivables pursuant to any of the Facility Documents and the transactions contemplated hereby and thereby, or (iii) challenges the validity or enforceability of any material portion of the Purchased Receivables;

               (k)    any final rulings or judgments against, or settlements by
(x) AFL (or any Affiliate or Subsidiary) for damages in excess of $5,000,000 in the aggregate, or (y) the Seller for damages in excess of $50,000 in the aggregate, excluding, in either case, any such ruling or judgment that is otherwise covered by insurance or that is discharged or stayed within 60 days;

               (l) the occurrence of a Servicer Termination Event or a Purchase Termination Event, or the Receivables Purchase Agreement shall have terminated by its own terms;

               (m) the Funding Agent shall, for any reason, fail to have a valid and perfected first priority security interest in the Receivables and other Purchased Assets and the proceeds thereof;

               (n) the Originator, the Servicer or the Seller shall enter into any transaction or merger whereby it is not the surviving entity or shall sell all or substantially all of its assets to another Person (except pursuant to a Permitted Securitization Transaction or a Permitted Originator Transaction) unless it has given prior written notice thereof to the Funding Agent and the following conditions are met: (a) such surviving entity or such Person, as the case may be, assumes the obligations of such Person; (b) the Required Banks consent in writing; and (c) the Rating Agency Condition is satisfied;

               (o) on any Settlement Date, after giving effect to the distribution of Collections, the Net Investment as set forth in the related Monthly Report exceeds the product of the Advance Percentage and the Net Pool Balance as set forth in the related Monthly Report and such condition remains in effect until the next succeeding Determination Date;

               (p) the long-term debt rating of any hedge counterparty under any Interest Rate Hedge is below A by S&P or A2 by Moody's, unless a new hedge counterparty acceptable to each Agent is in place or collateral acceptable to each Agent has been posted within ten (10) Business Days;

               (q) the average for any three (3) consecutive Settlement Periods of the Active Bankrupt Account Balance (averaged for each such Settlement Period) DIVIDED BY the Servicing Portfolio Balance (averaged for each such Settlement Period) exceeds 4.25%;

               (r)    the Net Credit Loss Ratio exceeds 6%;

               (s) an unwaived event of default (as therein defined) under any of AFL's public asset-backed transactions shall occur and either (i) the holders of any asset-backed securities, their representatives or any credit enhancement providers shall take any action to accelerate the maturity of such asset-backed securities, or (ii) the same remains uncured and unwaived for a period of more than forty-five (45) days;

               (t) one or more Special Charges to the Seller or the Servicer during any six-month period which taken together equal or exceed $50,000,000;

               (u) the long-term debt rating of AFL falls below B- by S&P or B3 by Moody's; and

               (v) the amount on deposit in the Reserve Account shall fall below the Minimum Reserve Account Balance and shall remain so for one (1) Business Day.

then, and in any such event, the Funding Agent may (and, if so required by the Asset Purchase Agreement, shall), by notice to the Seller, declare the Termination Date to have occurred, except that, in the case of any event described in subsection (f) or (h) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Funding Agent, PARCO and the APA Banks shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                     ARTICLE VIII

                             INDEMNIFICATION; REPURCHASES

          SECTION 8.1 INDEMNITIES BY THE SELLER.

               (a) Without limiting any other rights which any Affected Party may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Affected Party and its officers, directors, shareholders, employees or agents, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by such Affected Party arising out of or as a result of the following items, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Affected Party or (ii) recourse (except as otherwise provided for in this Agreement) for uncollectible Purchased
Receivables:

                    (i) reliance on any representation or warranty made or deemed made by the Seller or the Servicer (or any of their respective officers) under or in connection with this Agreement, any Monthly Report, any Purchase Notice or any other information or report delivered by the Seller or the Servicer pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

                    (ii) the failure by the Seller or the Servicer to comply with any term, provision or covenant contained in this Agreement or the other Facility Documents to which it is a party or with any applicable law, rule or regulation with respect to any Receivable, the related Contract or the Related Security, or the nonconformity of any Receivable, the related Contract or the Related Security with any such applicable law, rule or regulation;

                    (iii) the failure as a result of any action by the Seller or the Servicer (so long as AFL or any Affiliate thereof is the Servicer) to vest and maintain vested in the Funding Agent or to transfer to the Funding Agent, on behalf of PARCO and the APA Banks, an interest in the Receivables which are, or are purported to be, Purchased Receivables, together with all Collections and Related Security, free and clear of any Lien except in favor of any Affected Party, whether existing at the time of the Purchase of such Receivable or at any time thereafter;

                    (iv) the failure to file, or any delay in filing (other than solely as a result of the action or inaction of any Affected Party), financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws against the Seller with respect to any Receivables which are, or are purported to be, Purchased Receivables, whether at the time of any Purchase or at any subsequent time;

                    (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable which is, or is purported to be, a Purchased Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

                    (vi) any failure of the Servicer, to perform its duties or obligations in accordance with the provisions of Article VI;

                    (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Financed Vehicle related to any Receivable or Contract;

                    (viii) the failure to pay when due any taxes, including, without limitation, sales, excise or personal property taxes payable by the Seller or the Originator in connection with the Purchased Receivables;

                    (ix) the commingling of any Collections of Purchased Receivables with any other funds except to the extent expressly permitted hereunder; or

                    (x) any other event similar in nature to the foregoing which (A) arises or results from such Affected Party's participation in the transactions evidenced by this Agreement or the ownership of the Purchased Assets or in respect of any Receivable or any Contract and (B) involves the failure of the Seller or the Servicer to perform its obligations hereunder or the documents executed pursuant hereto.

Any amounts subject to the indemnification provisions of this Section 8.1 shall be paid by the Seller to the Funding Agent for the benefit of the Affected Parties within two Business Days following the Funding Agent's demand therefor.

               (b) If any Affected Party is required to compensate a APA Bank as a result of any event or circumstance similar to those described in clauses
(i) through (x) above (excluding, however, (i) compensation for amounts to the extent resulting from gross negligence or willful misconduct on the part of such APA Bank or (ii) recourse (except with respect to payment and performance obligations provided for in applicable documentation with such APA Bank) for uncollectible Purchased Receivables), then within ten (10) days after demand by such Affected Party, the Seller shall pay to such Affected Party such additional amount or amounts as may be necessary to pay such APA Bank the amounts due or to otherwise reimburse such Affected Party for any amounts paid by it.

          SECTION 8.2 REPURCHASE OF RECEIVABLES. The following rights are in addition to and not in limitation of any other rights or remedies that PARCO, the APA Banks or the Funding Agent may have hereunder.

               (a) If, with respect to any Purchased Receivable, (i) such Receivable did not constitute an Eligible Receivable on the date such Receivable became a Purchased Receivable (or the Funding Agent notifies the Seller that any Receivable which became a Purchased Receivable on the date of such Purchase is not an Eligible Receivable) or the Seller shall have breached any representation or warranty made hereunder with respect to such Receivable, including, without limitation, any of the representations and warranties contained in Section 4.1(g), (ii) such Receivable, after the date such Receivable became a Purchased Receivable, became subject to any BONA FIDE dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of such Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or (iii) the Seller shall at any time breach any covenant made herein with respect to any such Receivable (a Purchased Receivable described in any of clauses (i), (ii) or (iii) above being referred to as an "INELIGIBLE PURCHASED RECEIVABLE"), then the Seller shall on the next succeeding Settlement Date, upon the Funding Agent's demand, repurchase such Ineligible Purchased Receivable for the repurchase price specified in subsection (c) of this Section 8.2. In addition, the Seller may, at any time, notify the Funding Agent of its intent to repurchase any Purchased Receivable (i) which is a Defaulted Receivable or (ii) in connection with the rewriting and/or restructuring of the related Contract as an accommodation to, and at the request of, the Obligor thereunder (other than for reasons relating to a decline in the creditworthiness of the Obligor thereof). On the Settlement Date next succeeding any such notice, the Seller shall repurchase such

Defaulted Receivable or rewritten or restructured Purchased Receivable for the retransfer price specified in subsection (c) of this Section 8.2.

               (b) At any time following the Termination Date when the Outstanding Balance of the Purchased Receivables is less than ten percent (10%) of the Outstanding Balance of the Purchased Receivables as of the Termination Date, the Seller may notify the Funding Agent of its intent to repurchase all remaining Purchased Receivables. On the Settlement Date next succeeding any such notice, the Seller shall repurchase all outstanding Purchased Receivables for the retransfer price specified in subsection (c) of this Section 8.2.

               (c) In the case of a repurchase from PARCO or the APA Banks, as applicable, by the Seller or the Servicer of a Purchased Receivable pursuant to this Section 8.2, the Seller or the Servicer shall, on the Settlement Date coinciding with such repurchase, pay to the Funding Agent, for application in accordance with Section 2.5 of this Agreement (as applicable), as a reduction of Net Investment an amount equal to the Outstanding Balance of such Purchased Receivable plus all accrued and unpaid interest, finance charges, fees and other amounts due under the related Contract; PROVIDED that any repurchase under this
Section 8.2 which requires a payment by the Seller to any counterparty to an Interest Rate Hedge as a result of the termination of such Interest Rate Hedge shall be effective only upon the making of such payment to such counterparty. The proceeds of any such repurchase shall be deemed to be Collections of such Receivable received by the Seller, and the amount of each such Collection shall be applied as provided in Section 2.5. The repurchase of any Receivable shall not relieve the Seller of the obligation to pay Discount on the Net Investment outstanding with respect to such Receivable through the date of such repurchase. Any such repurchase shall be made without recourse or representation or warranty, express or implied (other than a representation and warranty that such Receivable is free and clear of any Lien created by or through the Funding Agent for the benefit of PARCO and the APA Banks).

               (d) The Seller, the Servicer and the Funding Agent, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of the Servicer's covenants pursuant to Section 5.4(a) (v), 5.4(a) (vi), 5.4(a)(vii), 5.4(a)(viii), 5.4(c)(i),
5.4(c)(ii) or 5.4(c)(iii); PROVIDED that the failure to give such notice shall not relieve the Servicer of its repurchase obligations under this Section 8.2(d). Unless such breach shall have been cured by the last day of the first full calendar month following the discovery by or notice to the Servicer of the breach, the Servicer shall repurchase any Purchased Receivable with respect to which such breach has a material adverse effect on such Purchased Receivable or the interest therein of the Funding Agent, PARCO or the APA Banks. Such repurchase shall occur for the same retransfer price and pursuant to the same procedures applicable to repurchases by the Seller pursuant to subsection (c) of this
Section 8.2.

               (e) If, with respect to any Purchased Receivable, (i) such Receivable, after the date such Receivable became a Purchased Receivable, becomes subject to any BONA FIDE dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of such Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or (ii) the Servicer, for so long as the Servicer is AFL, shall at any time breach any covenant made herein with respect to any such Receivable, then the Servicer, so long as the Servicer is AFL, shall on the next succeeding Settlement Date, upon the Funding Agent's demand, repurchase such Purchased Receivable for the repurchase price specified in subsection (c) of this Section 8.2.

                                      ARTICLE IX

                                    MISCELLANEOUS

          SECTION 9.1 AMENDMENTS, ETC.

               (a) Subject to clause (b) below, no amendment to or waiver of any provision of this Agreement nor consent to any departure by any party to this Agreement shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto, and then such waiver, amendment or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement (together with the exhibits hereto) among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

               (b) The Seller may extend the Final Termination Date for an additional 364 days from time to time with the written consent of the Funding Agent, PARCO and the APA Banks, which written consent, if so given, shall be delivered to the Seller no later than sixty (60) days prior to the Final Termination Date then in effect. The Seller shall request any such extension no later than the ninetieth (90th) day prior to the Final Termination Date then in effect.

          SECTION 9.2 NOTICES, ETC. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name below or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by mail, five days after being deposited in the mails, or, in the case of notice by telex, when telexed against receipt of answer back, or in the case of notice by facsimile copy, when verbal communication of receipt is obtained, in each case addressed as aforesaid, except that notices and communications pursuant to
Article II shall not be effective until received.

          IF TO THE SELLER:

          ARCADIA RECEIVABLES FINANCE CORP. V
          7825 Washington Avenue South
          Suite 902
          Minneapolis, Minnesota 55439-2444
          Attention:  Treasurer
          Telephone:  (612) 942-9880
          Telecopy:  (612) 942-6620

          IF TO THE SERVICER:

          ARCADIA FINANCIAL LTD.
          7825 Washington Avenue South
          Suite 500
          Minneapolis, Minnesota 55439-2444
          Attention:  Treasurer
          Telephone:  (612) 942-9880
          Telecopy:  (612) 942-6620

          IF TO PARCO:

          PARK AVENUE RECEIVABLES CORPORATION
          c/o Global Securitization Services, LLC
          25 West 43rd Street, Suite 704
          New York, New York  10036
          Attention:  President
          Telephone:  (212) 302-5151
          Telecopy:    (212) 302-8767

          (with a copy to the Funding Agent)

          IF TO THE FUNDING AGENT:

          THE CHASE MANHATTAN BANK
          450 West 33rd Street
          15th Floor
          New York, New York  10001
          Attention:  Andrew Taylor
                Structured Finance Services

          Telephone: (212) 946-7861
          Telecopy:  (212) 946-7776

          SECTION 9.3 NO WAIVER; REMEDIES. No failure on the part of the Funding Agent, PARCO or any APA Banks to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, the Funding Agent is hereby authorized by the Seller at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Chase or any Affiliate of either of them to or for the credit or the account of the Seller against any and all of the obligations of Seller, now or hereafter existing under this Agreement or under any agreement executed pursuant hereto, to the Funding Agent, PARCO or any APA Bank or their respective successors and assigns irrespective of whether or not demand therefor shall have been made under this Agreement or under any agreement executed pursuant hereto. The Seller acknowledges that the rights of the Funding Agent, PARCO and the APA Banks or any of their respective successors and assigns described in this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) such parties may have.

          SECTION 9.4 BINDING EFFECT; ASSIGNABILITY. (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Servicer, the Funding Agent, PARCO, the APA Banks and their respective successors and permitted assigns (which successors of the Seller shall include a trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, as the Final Collection Date shall occur; PROVIDED, HOWEVER, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV and the indemnification and payment provisions of Articles II and VIII shall be continuing and shall survive any termination of this Agreement.

          (b) The Seller may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Funding Agent.

          (c) At any time and from time to time, PARCO may, without the consent of the Seller, assign all or a portion of its interests in Purchased Assets hereunder to the related APA Banks pursuant to its Asset Purchase Agreement. Each APA Bank shall also be entitled to sell its interests (or portions thereof) to other APA Banks pursuant to the terms of the related Asset Purchase Agreement. If

PARCO (or any APA Bank) makes any such assignment, it shall provide notice to the Seller of any assignment hereunder or thereunder and, to the extent of such assignment, shall have no further rights hereunder. The Seller shall have the right to consent (which consent will not be unreasonably withheld) to any Person (other than Chase) becoming a APA Bank.

          SECTION 9.5 GOVERNING LAW; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto each hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise among any of the Seller, the Servicer, PARCO, the APA Banks or the Funding Agent arising out of, connected with, related to, or incidental to the relationship between them in connection with this Agreement. Instead, any dispute resolved in court will be resolved in a bench trial without a jury. With respect to the foregoing consent to jurisdiction, each of the Seller and the Servicer hereby waives any objection based on FORUM NON CONVENIENS, and any objection to venue of any action instituted hereunder and consents to the granting of such legal or equitable relief as is deemed appropriate by the court.

          SECTION 9.6 COSTS, EXPENSES AND TAXES. (a) In addition to the rights of indemnification under Article VIII hereof, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing and any requested amendments, waivers or consents) of this Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Funding Agent, PARCO and the APA Banks with respect thereto and with respect to advising the Funding Agent, PARCO and the APA Banks as to their respective rights and remedies under this Agreement, and the other agreements executed pursuant hereto and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other agreements and documents to be delivered hereunder.

               (b) In addition, the Seller shall pay any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other agreements and documents to be delivered hereunder, and agrees to indemnify the Funding Agent, PARCO and the APA Banks against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

               (c) In addition, the Seller shall pay on demand all other costs and expenses incurred by PARCO or any shareholder of such PARCO ("OTHER COSTS"), including, without limitation, the cost of auditing PARCO's books by certified public accountants, the cost of rating PARCO's promissory notes by independent financial rating agencies and the reasonable fees and out-of-pocket expenses of counsel for such Person or any counsel for any shareholder of PARCO with respect to (i) advising PARCO or such general or limited partner or shareholder as to its rights and remedies under this Agreement, (ii) the enforcement of this Agreement and the other documents to be delivered hereunder or (iii) advising PARCO or such general or limited partner or shareholder as to matters relating to PARCO's operations; PROVIDED, HOWEVER, that if PARCO enters into or has entered into agreements with Other Sellers, the Seller and such Other Sellers shall each be liable for such Other Costs ratably in accordance with the usage under the respective facilities of PARCO to purchase receivables (or make loans secured by receivables) from the Seller and each Other Seller; and PROVIDED, FURTHER, that if such Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs. Notwithstanding the foregoing, the Seller shall not pay Other Costs in excess of $5,000 annually.

          SECTION 9.7 NO PROCEEDINGS. Each of the parties hereto hereby agrees that it will not institute against, or join with any other Person in instituting against, PARCO any proceeding of the type referred to in clause (i) of Section 7.1(g) so long as any Commercial Paper or other notes issued by PARCO shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper or other notes shall have been outstanding.

          SECTION 9.8 EXECUTION IN COUNTERPARTS; SEVERABILITY. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 9.9 CONFIDENTIALITY. (a) Each of the Seller and the Servicer shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of this Agreement and the other Facility Documents and all other confidential proprietary information with respect to PARCO, the Funding Agent and the APA Banks and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Facility Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to the Seller, the Servicer and their Affiliates, (ii) as required by law, regulation or legal process, including, without limitation, information disclosed as an exhibit to AFL's annual and quarterly reports to the Securities and Exchange Commission on Form 10-K and Form 10-Q or (iii) in connection with any legal or regulatory proceeding to which the Seller, the Servicer or any of their Affiliates is subject. Each of the Seller and the Servicer hereby consents to the disclosure of any non-public information with respect to it received by PARCO, the Funding Agent or any APA Bank to (i) any of PARCO, the Funding Agent or any APA Bank, (ii) any nationally recognized rating agency providing a rating or proposing to provide a rating to PARCO's Commercial Paper,
(iii) any placement agent or commercial paper dealer which proposes to offer and sell PARCO's Commercial Paper, (iv) any provider of PARCO's program-wide liquidity or credit support facilities, (v) any potential APA Bank or (vi) any participant or potential participant (which Person, in the case of clauses
(iii) - (vi), agrees in writing to be bound by the confidentiality provisions of this Section 9.9(a)).

          (b) Each of PARCO, the Funding Agent and the APA Banks shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of this Agreement and the other Facility Documents and all other confidential proprietary information with respect to the Seller, the Servicer and their Affiliates and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Facility Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to the Seller, the Servicer and their Affiliates, (ii) as required by law, regulation or legal process or (iii) in connection with any legal or regulatory proceeding to which the Seller, the Servicer or any of their Affiliates is subject.

          SECTION 9.10  LIMITED RECOURSE TO PARCO.   Notwithstanding anything to
the contrary contained herein, the obligations of PARCO under this Agreement are solely the corporate obligations of PARCO and (i) in the case of obligations of PARCO other than Commercial Paper, shall be payable at such time as funds are actually received by, or are available to, PARCO in excess of funds necessary to pay in full all outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against PARCO, but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11, United States Code (Bankruptcy)) of any such party against PARCO shall be subordinated to the payment in full of all of PARCO's outstanding Commercial Paper.

          No recourse under any obligation, covenant or agreement of PARCO contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of PARCO, Chase, Global Securitization Services, LLC or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of PARCO, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of PARCO, Chase, Global Securitization Services, LLC or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of PARCO contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by PARCO of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; PROVIDED that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of their willful misconduct or of fraudulent actions taken or fraudulent omissions made by them.

          SECTION 9.11 WAIVER OF SETOFF. Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against PARCO or its assets.

          SECTION 9.12 CONFLICT WAIVER. (a) Chase acts as Funding Agent and as program administrative agent for PARCO, as issuing and paying agent for PARCO's Commercial Paper, as provider of other backup facilities for PARCO, and may provide other services or facilities from time to time (the "CHASE ROLES").
Each of the parties hereto hereby acknowledges and consents to any and all Chase Roles, waives any objections it may have to any actual or potential conflict of interest caused by Chase's acting as the Funding Agent or as an APA Bank under the Asset Purchase Agreement and acting as or maintaining any of the Chase Roles, and agrees that in connection with any Chase Role, Chase may take, or refrain from taking, any action consistent with its obligations under the Facility Documents which it in its discretion deems appropriate.

          SECTION 9.13  LIABILITIES AND RIGHTS OF FUNDING AGENT.
(a) Notwithstanding any provision of this Agreement or any other Facility
Document: (i) the Funding Agent shall not have any obligations under this Agreement or any other Facility Document other than those specifically set forth herein and therein, and no implied obligations of the Funding Agent shall be read into this Agreement or any other Facility Document; and (ii) in no event shall the Funding Agent be liable under or in connection with this Agreement or any other Facility Document for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. Neither the Funding Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement or any other Facility Document, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, each Funding Agent (a) may consult with legal counsel (including counsel for PARCO), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (b) shall not be responsible to PARCO, the APA Banks, the Seller or the Servicer for any statements, warranties or representations made in or in connection with this Agreement or the other Facility Documents, (c) shall not be responsible to PARCO, the APA Banks, the Seller or the Servicer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Facility Documents, (d) shall incur no liability under or in respect of any of the Commercial Paper or other obligations of PARCO under this Agreement or the other Facility Documents and (e) shall incur no liability under or in respect of this Agreement or the other Facility Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything else herein or in the other Facility Documents, it is agreed that where a Funding Agent may be required under this Agreement or the other Facility Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, such Funding Agent agrees to give such notice or take such action only to the extent that it has actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge.

          (b) The Funding Agent hereby represents and warrants to the Seller and the Servicer that it is duly authorized to act on behalf of PARCO and the APA Banks.

          SECTION 9.14 FURTHER ASSURANCES. The Seller hereby agrees to do such further acts and things and to execute and deliver to the Funding Agent, for the benefit of PARCO and the APA Banks, such additional assignments, agreements, powers and instruments as are required by the Funding Agent to carry into effect the purposes of this Agreement or to perform its obligations hereunder or to receive its rights, remedies and benefits hereunder for the benefit of PARCO and the APA Banks.

          IN WITNESS WHEREOF, the parties have caused this Receivables Transfer Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                    ARCADIA RECEIVABLES FINANCE CORP. V,
                         as Seller


                    By:
                         Name:
                         Title:


                    ARCADIA FINANCIAL LTD.,
                         individually and as Servicer


                    By:
                         Name:
                         Title:


                    PARK AVENUE RECEIVABLES CORPORATION,
                         as purchaser


                    By:
                         Name:
                         Title:


                    THE CHASE MANHATTAN BANK,
                         individually and as Funding Agent


                    By:
                         Name:
                         Title: